UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

AVALONBAY COMMUNITIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AVALON

AvalonBay
COMMUNITIES

2022 PROXY STATEMENT

At AvalonBay, we're driven by a bold purpose:

Creating a Better Way to Live

Core Values

A Commitment to Integrity
Do the right thing always

A Spirit of Caring
Have genuine kindness and concern for others

A Focus on Continuous Improvement
Always try to get better

Cultural Norms

We Collaborate

We solve problems together in the best interests of all AvalonBay stakeholders—our customers, associates, shareholders and communities. In making decisions, we consider other perspectives and listen to each other, our customers and the market. We share our time and knowledge with each other, and we actively seek ideas and support from others.

We Excel

We expect the best from ourselves and our colleagues. By being highly engaged in this way, we produce outstanding results. We are motivated self-starters who care and work intensely for AvalonBay's success.

We Innovate

We challenge convention and recognize problems as the seeds for innovation. We generate new ideas, offer better solutions and embrace change at all levels. Knowing that not all ideas will work, we test new concepts before implementing them full-scale, and we discuss and learn from our failures.

We Act Like Owners

We use the company's resources responsibly. We take smart risks by weighing the pros and cons of decisions, and we take ownership of and accountability for our choices and actions. We act in ways that focus on creating value for our customers, investors and associates.

We are Thoughtful and Thorough

We use reliable data and sound judgment when making decisions and taking action. That means we do our homework and avoid jumping to conclusions. We plan well, think through the big picture and evaluate the consequences of our decisions in order to best manage risks.

We Show Appreciation

We recognize and reward excellent performance, celebrating successes of all sizes in all areas. We provide open, honest feedback and we acknowledge the contributions of others.

AvalonBay Communities
2022 PROXY STATEMENT

Dear Fellow Stockholders:

We welcome you to join us and the entire Board of Directors at our 2022 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Eastern Daylight Time on May 19, 2022. The meeting will be held in a virtual format via audio webcast only. Stockholders will not be able to attend the Annual Meeting physically but will be able to vote and submit questions online before and during the meeting.

At this year’s meeting we will vote on the election of 12 directors and the ratification of Ernst & Young LLP as the Company’s independent auditor. We will also conduct a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

The past 18 months have been a time of transition for AvalonBay. Ben joined AvalonBay as President in January 2021, bringing fresh perspectives and talents to the Company from his diverse experiences in the real estate industry. At the beginning of 2022, in accordance with a previously announced transition, Tim retired as Chief Executive Officer and became Executive Chairman, and Ben assumed the additional role of Chief Executive Officer. We both remain committed to fulfilling AvalonBay’s purpose of Creating a Better Way to Live through our core values – a commitment to integrity, a focus on continuous improvement, and a spirit of caring. As an organization, we are energized as we shape the future course of AvalonBay and position the Company for continued growth and success.

Your vote at the upcoming Annual Meeting is important. Whether or not you plan to attend the meeting, we want your shares to be represented. Please authorize a proxy to vote your shares as soon as possible. You can do so on a dedicated website, by telephone, or by completing, signing and returning the proxy card or voting instruction form enclosed with the Proxy Statement (if you received a printed copy of the proxy materials). For more detailed instructions on how to vote and attend the virtual meeting audio webcast, as well as how to submit questions before and during the meeting, see pages 71-73 of the Proxy Statement.

Our Board of Directors values your participation as a stockholder and appreciates your continued support of AvalonBay.

April 7, 2022

Sincerely,

Timothy J. Naughton Executive Chairman of the Board	Benjamin W. Schall Chief Executive Officer and President

AvalonBay Communities
2022 PROXY STATEMENT

MAY 19, 2022 10:00 a.m., Eastern Daylight Time www.virtualshareholdermeeting.com/AVB2022	NOTICE of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay”), will be held on Thursday, May 19, 2022, at 10:00 a.m., Eastern Daylight Time, in a virtual format via audio webcast only, for the following purposes:

1.

To elect 12 directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualify.

2.

To adopt a resolution to approve, on a non-binding, advisory basis, the compensation of certain executives of AvalonBay.

3.

To ratify the selection of Ernst & Young LLP to serve as AvalonBay’s independent auditors for 2022.

4.

To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 24, 2022, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of AvalonBay’s common stock on that date will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

Arlington, Virginia

April 7, 2022

By Order of the Board of Directors

Edward M. Schulman

Corporate Secretary

The meeting will be held in a virtual format via audio webcast only. You will not be able to attend the Annual Meeting physically, but you can attend online and vote and submit questions online before and during the meeting.

The Annual Meeting can be accessed via AvalonBay’s Annual Meeting website at www.virtualshareholdermeeting.com/AVB2022 beginning 15 minutes prior to the scheduled start time of 10:00 a.m., Eastern Daylight Time. You will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Technical support will be available by telephone beginning when the registration window opens and throughout the Annual Meeting.

To ensure access, all validated stockholders may submit questions in advance, beginning on April 7, 2022, by visiting www.proxyvote.com. Questions will be accepted on the Annual Meeting website, www.virtualshareholdermeeting.com/AVB2022, during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2022:

The Notice of Annual Meeting, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2021, are available at www.proxyvote.com. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to stockholders on or about April 7, 2022.

Holders of record of AvalonBay common stock may vote during the meeting. However, we suggest that you authorize a proxy to vote your shares in advance of the meeting, using one of the following three methods, in case you are unable to attend:

BY INTERNET	BY TELEPHONE	BY MAIL
Go to www.proxyvote.com and follow the instructions	Call 800-690-6903	Sign the enclosed proxy card and mail it promptly in the enclosed postage-prepaid envelope
For more information on how to vote, see “Some Questions You May Have Regarding This Proxy Statement.”

TABLE OF CONTENTS

Proxy Summary	4
Election of Directors	5
Corporate Governance and ESG Best Practices	6
Executive Compensation Highlights	7
Proposal 1. Election of Directors	8
Director Nominees	10
Corporate Governance	16
Independence of the Board	16
Leadership Structure and Lead Independent Director	16
Succession Planning and Board Refreshment	16
Evaluation and Nomination of Director Candidates	17
Board of Directors Risk Oversight	17
Stockholder Engagement and Responsiveness	18
Board and Committee Self-Evaluation	18
Committees of the Board of Directors	19
Meetings and Attendance	20
Governance Documents	21
Contacting the Board	21
Human Capital Management	21
Transactions with Related Persons, Promoters and Certain Control Persons	23
Director Compensation	24
Director Stock Ownership Guidelines	24
Director Compensation Table	25
Proposal 2. Non-Binding, Advisory Vote on Executive Compensation	26
Compensation Discussion and Analysis	27
Executive Summary	28
Chairman and Chief Executive Officer 2021 Target Compensation at-a-glance	32
CEO Transition and New President Hire Package	33
Our Compensation Decision-Making Process	34
2021 Compensation Framework and Decisions	36
Other Benefits	49
Compensation Policies	50
Risk Considerations	51
Compensation Committee Report	52
Compensation Committee Interlocks and Insider Participation	52
Executive Compensation Tables	53
Summary Compensation Table	53
Grants of Plan-Based Awards	55
Outstanding Equity Awards at Fiscal Year-End	57
Option Exercises and Stock Vested	58
CEO Pay Ratio	58
Nonqualified Deferred Compensation	59
Potential Payments Upon Termination or Sale Event	60
Officers, Stock Ownership And Other Information	65
Executive and Senior Officers	65
Security Ownership of Certain Beneficial Owners and Management	66
Delinquent Section 16(a) Reports	67
Proposal 3. Ratification of Selection of Independent Auditors	68
Report of the Audit Committee	68
Fiscal 2020 and 2021 Audit Fee Summary	69
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	69
Other Matters	70
Solicitation of Proxies	70
Stockholder Nominations for Directors and Proposals for Annual Meetings	70
Some Questions You May Have Regarding This Proxy Statement	71
Appendix I	74
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	74

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Proxy Summary

This summary highlights certain information about AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay” or the “Company”), and its 2022 Annual Meeting of Stockholders and summarizes information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement before voting. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to stockholders on or about April 7, 2022. For more complete information regarding AvalonBay’s 2021 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2021, and the 2021 Annual Report to Stockholders, both of which are available online at www.proxyvote.com and on our website at www.avalonbay.com/investors.

2022 Annual Meeting of Stockholders Information

Date and Time:	Virtual Meeting Site:	Record Date:
Thursday, May 19, 2022, at 10:00 a.m., Eastern Daylight Time	www.virtualshareholdermeeting.com/ AVB2022	March 24, 2022

Meeting Agenda and Voting Matters

Proposal	Board’s voting recommendation	Where to find more information
1. Election of Directors	FOR EACH NOMINEE	pp 8-15
2. Non-Binding, Advisory Vote to Approve Executive Compensation	FOR	pp 26-52
3. Ratification of Selection of Independent Auditor	FOR	pp 68-69

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Election of Directors

Our Board represents a broad range of ages, tenures, and experience, as shown below.

Name	Age	Director Since	Independent	Committees*
Glyn F. Aeppel	63	2013		IFC, NGCR
Terry S. Brown	60	2015		IFC (Chair), NGCR
Alan B. Buckelew	73	2011		AC, CC
Ronald L. Havner, Jr.	64	2014		AC (Chair), IFC
Stephen P. Hills	63	2017		CC, IFC
Christopher B. Howard	53	2021		AC, IFC
Richard J. Lieb	62	2016		AC, CC (Chair)
Nnenna Lynch	50	2021		AC, IFC
Timothy J. Naughton**	60	2005		IFC
Benjamin W. Schall	47	2021		IFC
Susan Swanezy	63	2016		NGCR (Chair), IFC
W. Edward Walter***	66	2008		CC, NGCR
*

IFC = Investment and Finance Committee, AC = Audit Committee, CC = Compensation Committee, NGCR = Nominating, Governance and Corporate Responsibility Committee.

**

Mr. Naughton is the Executive Chairman of the Board

***

Mr. Walter is the Lead Independent Director

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Corporate Governance and ESG Best Practices

Commitment to Board refreshment, including guidelines on director and committee chairman tenure	No stockholder rights plan (“poison pill”) and policy regarding adoption of future plans
Annual Board, committee and director evaluations	Double-trigger equity compensation vesting in the event of a change in control
Annual election of all directors with a majority voting standard in uncontested elections	Policy on political contributions and government relations publicly available on website
Lead Independent Director	Directors encouraged to attend continuing education programs
Independent Audit, Compensation and Nominating, Governance and Corporate Responsibility Committees	Published a comprehensive sustainability and corporate social responsibility report every year for the past decade
Regular executive sessions of independent directors, including at each regularly scheduled Board meeting	Annual advisory vote to ratify independent auditor
Director and senior officer stock ownership guidelines	Annual advisory vote on executive compensation
Robust anti-hedging, anti-speculation and no pledging policies	Published diversity objectives
Policy regarding stockholder approval of certain future severance agreements	Published EEO-1 data
Bylaws contain provisions for stockholder rights relating to proxy access and Bylaw amendments	Published energy management and other ESG goals and regular reporting to Board and NGCR Committee
Policy on recoupment of incentive compensation (clawback policy)	Board Audit Committee oversight of cybersecurity meetings and regular meetings with senior IT associates

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Executive Compensation Highlights

AvalonBay’s compensation program is designed to:
1. Attract, retain, and motivate talent	2. Align the interests of management with the interests of stockholders	3. Direct performance with clearly defined goals and measures of achievement	4. Ensure that compensation is aligned with performance

Consistent with our total compensation philosophy, a substantial majority of the target pay for our NEOs is variable and contingent on performance.

Target Total Compensation Mix*

*Does not include the non-routine supplemental stock option grants made in February 2021. See discussion on p. 47.

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Proposal 1. Election of Directors

The Board of Directors (which we refer to as the “Board”) currently consists of 12 members. All of the current directors are nominated for re-election at the Annual Meeting and if elected will serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualify. The Board anticipates that each of the nominees, if elected, will serve as a director. However, if any nominee is unable to serve or chooses not to serve, proxies will be voted for the election of such other person as the Board may recommend. You may not vote for more than 12 directors at the Annual Meeting.

Required Vote and Recommendation

Only holders of record of AvalonBay’s common stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the nominees unless contrary instructions are set forth on a properly executed proxy card. Under our Bylaws, a majority of the total votes cast as to each nominee is required to elect such nominee. Under Maryland law, abstentions and broker non-votes are not treated as votes cast, and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

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Information

The Nominating, Governance and Corporate Responsibility Committee and the full Board are focused on ensuring that the composition of the Board continues to provide the diversity of background, experience, functional skills, expertise, and thought necessary to appropriately address the needs of AvalonBay and our stockholders.

The following table summarizes certain qualifications, skills and experiences of each director that the Board considered important in its decision to re-nominate that individual to the Board. Exclusion of a factor for a nominee does not necessarily mean the nominee does not possess that attribute. It means only that when the Nominating, Governance and Corporate Responsibility Committee considered skills and experiences in the overall context of the members of the Board of Directors, certain attributes were not considered critical with respect to certain individuals.

Skills, attribute or experience
Accounting/Financial Literacy
Real Estate Development
Board Diversity*
C-Level Management Experience
Financial/Capital Markets Experience
Marketing/Brand Management/Consumer Focus
Non-AVB Public Board Experience
Public Company CEO Experience
Real Estate Investment & Finance
Leadership in Non-Corporate Settings (e.g. Military, Academia, Public Sector)
Technology, Information Security and Innovation
*

Representation of gender or ethnic perspectives that expand the Board’s understanding of the needs and viewpoints of our prospective residents, residents, associates, and other stakeholders. The following directors have self-identified as female: Glyn Aeppel, Nnenna Lynch and Susan Swanezy. The following directors have self-identified as Black or African American: Christopher Howard and Nnenna Lynch.

The biographies below describe each director’s qualifications and relevant experience in more detail.

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Director Nominees

Glyn F. Aeppel	AvalonBay committees:	Other public company boards:
Age: 63 Director since: 2013 Independent	Investment and Finance Nominating, Governance and Corporate Responsibility Director Skills and Experiences	• Simon Property Group, Inc. (since 2016)

Professional background

Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. She established a hotel investment and advisory company, Glencove Capital, in 2010, and serves as its President and Chief Executive Officer. From 2008 to 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of luxury hotels. From 2006 to 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and as a member of its Executive Committee. From 2004 to 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Earlier in her career, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels and Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation.

Other affiliations

Ms. Aeppel serves on the boards of three private companies: Exclusive Resorts, Gilbane, Inc. and Concord Hospitality Enterprises.

Education

B.A., Honors, Principia College

Master of Business Administration, Harvard Business School

Terry S. Brown	AvalonBay committees:	Other public company boards:
Age: 60 Director since: 2015 Independent	Investment and Finance (Chair) Nominating, Governance and Corporate Responsibility Director Skills and Experiences	• None currently

Professional background

Mr. Brown is a Co-founder and Managing Partner of Asana Partners, a private real estate investment company, which he helped found in 2015. Prior to that he was Chairman and Chief Executive Officer of EDENS, one of the country’s leading private owners, operators and developers of retail real estate. Mr. Brown joined EDENS as its Chief Executive Officer in 2002 after serving as Chief Executive Officer of Anderson Corporate Finance LLC (a NASD broker-dealer subsidiary of Arthur Andersen LLP), where he was responsible for strategy and investment banking activities on a global basis across the real estate, manufacturing, technology, services and energy industries.

Education

Bachelor of Business Administration, University of Georgia, summa cum laude

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Alan B. Buckelew	AvalonBay committees:	Other public company boards:
Age: 73 Director since: 2011 Independent	Audit Compensation Director Skills and Experiences	• None currently

Professional background

Mr. Buckelew retired in December 2018 after serving two years as Chief Information Officer of Carnival Corporation, a publicly traded cruise line holding company. From 2013 to 2016 he served as Carnival’s Chief Operating Officer. Prior to that he was President of Princess Cruises, Inc. from 2004 to 2013, overseeing brand and operations. During this time period, Mr. Buckelew also served as Chief Operating Officer for Cunard Cruise Line from 2004 to 2007. Earlier in his career, Mr. Buckelew served for four years as Executive Vice President of Corporate Services and Chief Financial Officer for Princess Cruises, with responsibility for the company’s strategic planning, marketing and yield management functions.

Other affiliations

Mr. Buckelew is a director of the Vietnam Veterans Memorial Fund.

Education

B.A. and Master of Business Administration, University of California, Los Angeles

Ronald L. Havner, Jr.	AvalonBay committees:	Other public company boards:
Age: 64 Director since: 2014 Independent	Audit (Chair) Investment and Finance Director Skills and Experiences	• Public Storage (since 2002) • PS Business Parks, Inc. (since 1998) • Shurgard Self-Storage, SA (since 2018)

Professional background

Mr. Havner serves as the non-executive Chairman of the Board of Public Storage, a publicly traded self-storage facility real estate investment trust. Mr. Havner was the Chief Executive Officer of Public Storage for 16 years, until he retired from that role in 2018, and he has served as Chairman of Public Storage since 2011. Mr. Havner also serves as the non-executive Chairman of the Board of PS Business Parks, Inc. and Shurgard Self-Storage, SA.

Other affiliations

Mr. Havner is a previous Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”).

Education

B.A. in Economics, University of California, Los Angeles

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Stephen P. Hills	AvalonBay committees:	Other public company boards:
Age: 63 Director since: 2017 Independent	Compensation Investment and Finance Director Skills and Experience	• None currently

Professional background

Mr. Hills joined the Georgetown University Law Center in 2016 as the Founding Director of the law school’s Business Law Scholars Program. Prior to joining Georgetown Law, Mr. Hills worked for 28 years with the Washington Post, where he had served since 2002 as President and General Manager.

Education

B.A., Yale University

Master of Business Administration, Harvard Business School

Christopher B. Howard	AvalonBay committees:	Other public company boards:
Age: 53 Director since: 2021 Independent	Audit Investment and Finance Director Skills and Experience	• None currently

Professional background

Dr. Howard became the Executive Vice President and Chief Operating Officer of the Arizona State University Public Enterprise in February 2022. Prior to that he served as the President of Robert Morris University (PA) since 2016. Before he was appointed to that position, Dr. Howard had been, since 2010, the president of Hampden-Sydney College and, before that, he served as vice president for leadership and strategic initiatives at the University of Oklahoma. Dr. Howard’s experience includes service in the military (he earned a Bronze Star for his service in Afghanistan in 2003) and in the private sector (he worked in a variety of capacities at both General Electric and Bristol-Myers Squibb).

Other affiliations

Dr. Howard serves and has served as a board member or trustee of a number of non-profits, including organizations focused on education and career advancement for military personnel and underprivileged youth.

Education

Distinguished Graduate of the U.S. Air Force Academy

D.Phil in Politics, University of Oxford, Rhodes Scholar

Master of Business Administration, Harvard Business School, with Distinction

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Richard J. Lieb	AvalonBay committees:	Other public company boards:
Age: 62 Director since: 2016 Independent	Audit Compensation (Chair) Director Skills and Experience	• Orion Office REIT (since 2021) • iStar, Inc. (since 2019)

Professional background

Mr. Lieb is a Senior Advisor at Greenhill & Co., LLC, a publicly traded investment bank. Prior to that he was a Managing Director and Chairman of Real Estate at Greenhill. Mr. Lieb previously held a variety of senior positions at Greenhill, including head of the Real Estate, Gaming and Lodging Group for over ten years and Chief Financial Officer for over four years. Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman, Sachs & Co., where he headed the Real Estate Investment Banking Department from 2000 to 2005. Mr. Lieb previously served as a director of CBL and Associates Properties from February 2016 until November 2021, and as a director of Vereit, Inc. from February 2017 until November 2021.

Education

B.A., Wesleyan University

Master of Business Administration, Harvard Business School

Nnenna Lynch	AvalonBay committees:	Other public company boards:
Age: 50 Director since: 2021 Independent	Audit Investment and Finance Director Skills and Experience	• Blackstone Mortgage Trust, Inc. (since 2021)

Professional background

Ms. Lynch founded Xylem Projects, a real estate development venture focused on creating mixed-use projects that serve residents and neighborhoods, in 2018, and serves as Xylem’s Chief Executive Officer. Prior to founding Xylem Projects, Ms. Lynch was Head of Development at The Georgetown Company, a real estate investment and development company that she joined in 2014. Earlier in her career, Ms. Lynch served for six years as a Senior Policy Advisor in the Bloomberg mayoral administration in New York City where, among other duties, she led initiatives that resulted in the redevelopment and construction of new housing and commercial space. In both the private sector and as a public employee, Ms. Lynch helped to plan and create affordable housing in New York City.

Other affiliations

Ms. Lynch serves as a board member or trustee of a number of non-profits, including the Van Alen Institute, which focuses on helping create equitable cities through inclusive design. She also serves on the Board of Trustees of Villanova University.

Education

B.A., Villanova University

Master’s degree in Social Anthropology, University of Oxford, Rhodes Scholar

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Timothy J. Naughton	AvalonBay committees:	Other public company boards:
Age: 60 Director since: 2005 Executive Chairman	Investment and Finance Director Skills and Experience	• Park Hotels and Resorts, Inc. (since 2017)

Professional background

Mr. Naughton is AvalonBay’s Executive Chairman of the Board. He served as Chief Executive Officer from 2012 through January 3, 2022, and served as President from 2005 until January 2021. Mr. Naughton has served as Chairman of the Board since 2013. Mr. Naughton’s prior roles at AvalonBay included Chief Operating Officer, Chief Investment Officer, and Regional Vice President – Development and Acquisitions. Mr. Naughton has been with AvalonBay and its predecessors since 1989. Mr. Naughton previously served as a director of Welltower, Inc. from 2013 until 2019.

Other affiliations

Mr. Naughton is a former Chairman of Nareit, a member of The Real Estate Round Table, a member and past chairman of the Multifamily Council of the Urban Land Institute (“ULI”), and a member of the Real Estate Forum. He sits on the board of the Jefferson Scholars Foundation at the University of Virginia.

Education

B.A., University of Virginia, Phi Beta Kappa

Master of Business Administration, Harvard Business School

Benjamin W. Schall	AvalonBay committees:	Other public company boards:
Age: 47 Director since: 2021 Chief Executive Officer	Investment and Finance Director Skills and Experience	• None currently

Professional background

Mr. Schall joined AvalonBay as President and a director in January 2021, and became Chief Executive Officer effective January 3, 2022. Before joining AvalonBay, Mr. Schall was the Chief Executive Officer and President and a trustee of Seritage Growth Properties, a publicly traded real estate investment trust principally engaged in owning, developing and managing a diversified portfolio of retail and mixed-use properties throughout the United States. Earlier in his career, Mr. Schall served as Chief Operating Officer of Rouse Properties, Inc., a publicly traded mall and retail REIT (since acquired) from 2012 to 2015, and as Senior Vice President of Vornado Realty Trust, a publicly traded REIT that owns, manages and develops office and retail assets, before that.

Other affiliations

Mr. Schall is a member of the Advisory Board of Governors of Nareit, an Executive Committee member of the National Multifamily Housing Council (“NMHC”), a member of the Real Estate Roundtable and a Trustee of the International Council of Shopping Centers (“ICSC”). He serves as Co-Chair of the Board of University Settlement, a non-profit service provider in New York City.

Education

B.A., Swarthmore College

Master of Business Administration, Harvard Business School

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Susan Swanezy	AvalonBay committees:	Other public company boards:
Age: 63 Director since: 2016 Independent	Nominating, Governance and Corporate Responsibility (Chair) Investment and Finance Director Skills and Experience	• None currently

Professional background

Since 2010, Ms. Swanezy has been a partner at Hodes Weill & Associates L.P., a global advisory firm focused on the real estate investment management industry. Previously, Ms. Swanezy served as Managing Director, Global Head of Capital Raising for Real Estate Products at Credit Suisse Group AG. She also held a variety of positions at Deutsche Bank AG and its affiliates, including Partner and Managing Director – Client Relations for RREEF, the real estate investment management business of Deutsche Bank’s Asset Management division. In addition to her real estate experience, Ms. Swanezy brings a deep network of relationships and knowledge of both the public and private capital markets.

Education

B.S., Georgetown University School of Foreign Service

W. Edward Walter	AvalonBay committees:	Other public company boards:
Age: 66 Director since: 2008 Lead Independent Director since: 2019	Compensation Nominating, Governance and Corporate Responsibility Director Skills and Experience	• Ameriprise Financial, Inc. (since 2018) • Claros Mortgage Trust, Inc. (since 2021)

Professional background

Mr. Walter has served as the Global Chief Executive Officer for the ULI since 2018. Prior to that he was the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business, where he continues to serve as an adjunct professor. He was President and Chief Executive Officer of Host Hotels and Resorts, Inc. (“Host”), a publicly traded premier lodging real estate company, from 2007 through 2016. Before assuming that role, he held several other senior positions at Host beginning in 1996, including four years as Executive Vice President and Chief Financial Officer and two years as Chief Operating Officer.

Other affiliations

Mr. Walter is past Chairman of Nareit, past Chairman of the Federal City Council, and a member of the Board of Visitors of the Georgetown University Law Center.

Education

B.A., Colgate University

J.D., Georgetown University Law Center

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Corporate Governance

Independence of the Board

The New York Stock Exchange (“NYSE”) has adopted independence standards for companies listed on the NYSE, which apply to AvalonBay. These standards require a majority of the Board of Directors to be independent and every member of the Audit Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee to be independent. NYSE standards provide that a director is considered independent only if the Board of Directors “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).” In addition, the NYSE prescribes certain other “independence” standards.

To determine which of its members is independent, the Board of Directors uses the standards prescribed by the NYSE and also considers whether a director had any other past or present relationships with AvalonBay that created conflicts or the appearance of conflicts. Based on its most recent review, the Board determined that all nominees for director are independent, except for Mr. Naughton and Mr. Schall.

NYSE rules provide for additional independence standards that apply to members of the Audit Committee and the Compensation Committee. The Board has determined that each current and proposed member of these committees satisfies these additional standards.

Leadership Structure and Lead Independent Director

Timothy J. Naughton served as AvalonBay’s Chairman of the Board and Chief Executive Officer during 2021. He retired as Chief Executive Officer effective January 3, 2022, and Mr. Schall assumed that role, reporting directly to the Board of Directors. Mr. Naughton continues to serve on the Board and as an officer of AvalonBay as Executive Chair.

The Board believes that having Mr. Naughton serve as the Executive Chairman while Mr. Schall takes over the role of Chief Executive Officer ensures a smooth transition of leadership, consistent with AvalonBay’s 25-year history of continuity of strategy and leadership. Having Mr. Naughton serve as Executive Chairman enables Mr. Naughton to act as a bridge between management and the Board, helping both groups to act with common purpose.

To help ensure sound corporate governance practices, the Board of Directors established the position of Lead Independent Director. Mr. Walter has served as the Lead Independent Director since May 2019. The Lead Independent Director presides at all meetings of the Board of Directors at which the Chairman is not present, serves as a liaison between the Chairman of the Board and the Chief Executive Officer, on the one hand, and the independent directors, on the other, establishes and approves meeting agendas for the Board, has the authority to call meetings of the independent directors, confers with the Chairman of the Board and the Chief Executive Officer regularly, and acts as a contact person for stockholders and others who wish to communicate with the independent directors.

Succession Planning and Board Refreshment

The Board considers a variety of factors when choosing candidates for Board appointment or nomination. While we value long-tenured directors who know AvalonBay and management well, the Board also believes it is important to ensure there are occasional vacancies that create opportunities for new directors who may bring different or more recent experiences or expertise to the Board. Consistent with this philosophy, we have recruited three new independent directors to join the Board in the past five years.

AvalonBay’s Corporate Governance Guidelines incorporate term expectations that reflect the Board’s view of the importance of succession planning. Specifically, the Corporate Governance Guidelines express an expectation that (i) an independent director will not be re-nominated after completing 12 full years of service or within the several years that follow; (ii) the Lead Independent Director will serve in that role for approximately three to five years; and (iii) committee chairs will serve for three to five years. In each case, the guideline is flexible and the exact timing for any transition will depend on the needs of the Board at the time and whether an appropriate successor has been identified and nominated.

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Evaluation and Nomination of Director Candidates

One of the key functions of the Nominating, Governance and Corporate Responsibility Committee is identifying and nominating candidates for service on the Board. In this regard, the Nominating, Governance and Corporate Responsibility Committee considers the factors set forth in the Corporate Governance Guidelines, which include the nominee’s business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly-traded company; and service on other boards of directors. Given the current business, opportunities and challenges confronting our industry, the Nominating, Governance and Corporate Responsibility Committee pays particular attention to the skills and experience described in the Director Skills/Experience Matrix provided above.

When recommending a slate of nominees for director and identifying new candidates for service, the Nominating, Governance and Corporate Responsibility Committee considers whether the Board as a whole has and will continue to have an adequate distribution and representation of relevant skills, backgrounds and experience. In addition to professional history and expertise, the Board may consider diversity of background, experience and thought in evaluating and recommending candidates for election. The Board believes that diversity (including diversity of gender, race and ethnicity) is important because a variety of points of view can contribute to a more effective decision-making process.

The Nominating, Governance and Corporate Responsibility Committee may employ a variety of methods for identifying and evaluating nominees for director. In considering whether to recommend re-nomination of a current director for another term, the Nominating, Governance and Corporate Responsibility Committee considers whether the skills, commitment and performance of the individual director are such that the individual’s continued service on the Board is desirable. The Nominating, Governance and Corporate Responsibility Committee also may assess the size of the Board, the need for particular expertise, and whether any vacancies are expected, due to retirement or otherwise.

The Nominating, Governance and Corporate Responsibility Committee will consider potential candidates for director who come to the committee’s attention through current Board members, professional search firms, stockholders or other sources. When compiling a pool of candidates to review and interview for a new director search, the Nominating, Governance and Corporate Responsibility Committee endeavors to include, and requests that any search firm it engages endeavor to include, candidates with a diversity of race, ethnicity and gender. AvalonBay has in the past and may in the future engage a third party firm to help identify and/or evaluate potential director nominees.

Nominees Recommended by Stockholders

The Nominating, Governance and Corporate Responsibility Committee will consider candidates properly recommended by stockholders using the same criteria that apply to candidates from other sources. Following verification of the stockholder status of the party or parties proposing a candidate, the Nominating, Governance and Corporate Responsibility Committee makes an initial analysis of the candidate’s qualifications based on the criteria summarized above to determine whether the candidate is suitable for service on the Board of Directors before deciding whether to undertake a complete evaluation of the candidate. If a stockholder provides any materials in connection with the nomination of a director candidate, such materials are forwarded to the Nominating, Governance and Corporate Responsibility Committee as part of its review. The Board may also consider the specific information required to be provided by nominating stockholders pursuant to the requirements of AvalonBay’s Bylaws. Stockholders may also nominate directors in accordance with the proxy access provisions of AvalonBay’s Bylaws. For more information on stockholder nominations, see “Other Matters - Stockholder Nominations for Directors and Proposals for the Annual Meeting.”

Board of Directors Risk Oversight

We have a number of practices with regard to Board oversight of risk management matters. The charter of each Board committee provides that the committee will, from time to time and to the extent the committee deems appropriate, review risk and compliance matters relevant to the committee and report the results of such review to the full Board. As required by NYSE rules, the charter of the Audit Committee states that the Audit Committee will assist with Board oversight of risk and compliance matters, and in any event will review AvalonBay’s perceived major financial risk exposures and the steps management has taken to monitor and control such exposures. At most regularly scheduled Board meetings, the Board reviews key matters relating to AvalonBay’s finances, liquidity, operations and investment activity. On an annual basis, the Board and/or the Audit Committee engages in a broader discussion about Company-wide risk management. The Audit Committee (and on occasion the full Board in lieu of the Audit Committee) also reviews matters related to cyber security. Although it is not the primary reason the Board’s current leadership structure was implemented, AvalonBay and the Board believe the current leadership structure—including both an Executive Chairman of the Board and a separate Lead Independent Director—helps facilitate these risk oversight functions by providing multiple channels for risk-related concerns and comments.

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Stockholder Engagement and Responsiveness

We consider our relationship with our stockholders to be an important part of AvalonBay’s success and we value the outlook and opinions of our investors. During 2021 and early 2022, our management reached out to stockholders who collectively held a majority of AvalonBay’s outstanding stock, and to stockholder advisory firms, to discuss our practices and policies with respect to environmental, social and governance (“ESG”) issues and other matters. Management spoke with those who responded to that outreach regarding such issues. These discussions addressed matters such as Board composition and refreshment, stockholder rights, the format for executive compensation, and sustainability efforts. The goal of these conversations was to ensure that management and the Board understood and considered the issues that are most important to our stockholders and to enable AvalonBay to address them effectively. The feedback received was conveyed to and discussed with the Nominating, Governance and Corporate Responsibility Committee and the full Board.

In addition to conversations with our stockholders, AvalonBay management occasionally receives and responds to correspondence from stockholders and stockholder advocacy groups and, when appropriate, shares this correspondence with the Nominating, Governance and Corporate Responsibility Committee and the full Board. The Board also considers the votes of stockholders at our Annual Meeting and discusses potential issues raised through that forum.

Board and Committee Self-Evaluation

Each year the Board conducts a self-evaluation in which the Lead Independent Director talks to each director individually regarding his or her view of how the Board overall and each of our directors is performing. Topics discussed may include whether there are additional items that should be added to agendas, whether management is providing the Board with the information it needs to effectively review AvalonBay’s performance and risks, whether meetings feature a healthy level of debate and participation, whether the composition of the Board is appropriate, whether the Board is adequately monitoring AvalonBay’s strategic direction, and the performance and development of management. This feedback is then discussed in an executive session of the Board.

In addition, each of the Board’s committees annually conducts a review of its charter and a self-assessment of the performance of committee duties under its charter over the previous year. The review generally includes:

•

the role of the committee within AvalonBay,

•

the committee’s structure and functioning,

•

the committee’s charter and fulfillment of delegated responsibilities, and

•

the committee’s follow-through.

During late 2021 and early 2022, the Board and its committees reviewed the committee charters to ensure there were clearly delineated responsibilities with respect to oversight of ESG matters, and clarifying amendments were made to the charters.

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Committees of the Board of Directors

The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Investment and Finance Committee. With the exception of the Investment and Finance Committee, the committees are made up entirely of independent directors. The charters for the Audit, Compensation, and Nominating, Governance and Corporate Responsibility Committees are available in the Investor Relations section of our website under “Corporate Governance Documents.”

Audit Committee

Members: Havner (Chair), Buckelew, Howard, Lieb and Lynch.

Meetings in 2021: 8

The Board of Directors has determined that each of Messrs. Havner, Buckelew and Lieb is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). In the case of Mr. Havner, this determination was based on his past experience as a Certified Public Accountant and Chief Financial Officer and Chief Executive Officer of a public company. In the case of Mr. Buckelew, this determination was based on his experience as Chief Financial Officer at Princess Cruises, and the fact that the Internal Audit Function of Carnival Cruises had reported to him. For Mr. Lieb, the determination was based on his past experience as Chief Financial Officer of Greenhill & Co. and his experience with Goldman Sachs. The designation of each of Messrs. Havner, Buckelew and Lieb by the Board as an “audit committee financial expert” is not intended to be a representation that they are experts for any particular purpose, nor is it intended to impose on them any duties, obligations or liabilities that are greater than the duties, obligations or liabilities imposed on them as members of the Audit Committee and the Board in the absence of this designation. The Board has determined that all members of the Audit Committee are “independent” and financially literate under the rules of the NYSE.

Responsibilities:

The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors; is responsible for the compensation and oversight of the work of the independent auditors; reviews the results of the audit engagement with the independent auditors; and reviews and discusses with management and the independent auditors AvalonBay’s quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee also oversees and reviews AvalonBay’s data protection and privacy efforts and meets with senior information technology associates periodically with respect to such matters; oversees material legal compliance matters as needed; reviews the overall enterprise risk management performed by the Board of Directors; and oversees matters pertaining to the reliability and adequacy of the Company’s ESG disclosures.

Compensation Committee

Members: Lieb (Chair), Buckelew, Hills and Walter.

Meetings in 2021: 4

The Board of Directors has determined that the members of the Compensation Committee are “independent” under the rules of the NYSE.

Responsibilities:

The Compensation Committee, among other functions, reviews, designs and determines management compensation structures, programs and amounts; establishes corporate and management performance goals and objectives; reviews human capital management; and reviews and makes recommendations to the Board of Directors regarding AvalonBay’s incentive compensation plans, including the Second Amended and Restated 2009 Equity Incentive Plan, as amended (the “Equity Incentive Plan”). The Compensation Committee also reviews employment agreements and arrangements with senior officers when the Board determines it is appropriate to have such agreements. In addition, our Equity Incentive Plan provides that the Compensation Committee, in its discretion, may delegate to the Chief Executive Officer all or part of the Committee’s authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to limitations and guidelines set by the Committee from time to time.

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Nominating, Governance and Corporate Responsibility Committee

Members: Swanezy (Chair), Aeppel, Brown and Walter.

Meetings in 2021: 5

The Board of Directors has determined that the members of the Nominating, Governance and Corporate Responsibility Committee are “independent” under the rules of the NYSE.

Responsibilities:

The Nominating, Governance and Corporate Responsibility Committee’s functions include identifying individuals qualified to become Board members; recommending to the full Board each year a slate for nomination for election to the Board; considering policies relating to Board and committee meetings; reviewing and recommending changes to director compensation; recommending the establishment or dissolution of Board committees; and reviewing and considering succession plans with respect to the positions of Chairman of the Board and Chief Executive Officer (including through periodic evaluation and discussion with the Board of internal candidates for such succession). The NGCR also reviews policies and activities in the areas of environmental sustainability, diversity and inclusion, employee engagement and culture, community relations and philanthropy, health and safety, political activity and government relations.

Investment and Finance Committee
Members: Brown (Chair), Aeppel, Havner, Hills, Howard, Lynch, Naughton, Schall and Swanezy. Meetings in 2021: 4

Responsibilities:

The Investment and Finance Committee was formed, among other reasons, to review and monitor the acquisition, disposition, development and redevelopment of AvalonBay’s communities. The IFC may also, from time to time, review financial matters, proposals and policies on behalf of the Board. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The IFC also incorporates ESG/Sustainability matters into its reviews and considers how investment proposals incorporate green building principals.

Meetings and Attendance

The Board of Directors met five times during 2021. The Board generally schedules regular executive sessions at each of its meetings during which the independent directors meet without management participation. The independent directors met in executive session five times during 2021.

During 2021, each director attended at least 75% of the total number of meetings of the Board and meetings of the Board committees of which he or she was a member. The Board’s policy is that every director should attend our annual meetings of stockholders. All of the directors attended the virtual 2021 Annual Meeting of Stockholders.

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Governance Documents

The Board has adopted a Code of Business Conduct and Ethics that applies to the Board of Directors and all AvalonBay executives and employees. In addition, the Board has adopted Corporate Governance Guidelines that govern many of its practices and policies. These documents are available on the Investor Relations section of our website (www.avalonbay.com) under “Corporate Governance Documents,” together with the following additional documents:

•

Charters for each of the Compensation, Audit, and Nominating, Governance and Corporate Responsibility Committees

•

Director Independence Standards

•

Policy on Political Contributions and Government Relations

•

Policy on Recoupment (“clawback”)

•

Policy Regarding Shareholder Approval of Future Severance Agreements

•

Policy Regarding Shareholder Rights Agreements

•

Senior Officer Stock Ownership Guidelines

To the extent required by the rules of the SEC and the NYSE, we will disclose amendments and waivers relating to these documents in the same place on our website. Additional information on corporate governance policies is included in the Compensation Discussion & Analysis section of this proxy statement under the heading “Compensation Policies.” The information contained on, or available through, our website is not incorporated by reference into this proxy statement.

Contacting the Board

Any stockholder or other interested party may contact any of our directors, including the Lead Independent Director or our independent directors as a group, by writing to them at the following address. All communications addressed to one or more directors will be forwarded as addressed.

[Name of Director or Group of Directors]
c/o AvalonBay Communities, Inc.
4040 Wilson Boulevard, Suite 1000
Arlington, VA 22203
Attention: Corporate Secretary

Human Capital Management

Our Workforce

As of January 31, 2022, we had 2,927 full-time and part-time employees and 32 temporary employees. Approximately 70% of our associates work on-site at our operating communities and the remainder work on other functions.

Inclusion and Diversity

We believe an inclusive and diverse mindset at all levels of our organization is critical if we are to succeed in the competition for talent. We believe this company-wide mindset also contributes to a motivated and engaged workforce with a variety of perspectives. To help promote an inclusive culture, we support associate resource groups and opportunities for associates with diverse backgrounds, experiences, and perspectives to connect with one another. Our senior leaders sponsor these networks, but they are managed by associates.

Current associate resource groups include:

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Black Associate Coalition;

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Women’s Leadership Network;

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Latinx Employees of AvalonBay for Diversity;

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Associate Rainbow Coalition;

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Veteran Outreach Support Committee; and

•

Parents and Caregivers Group.

We have also offered training in unconscious bias to all associates at the manager level and above, and we have broadened our talent acquisition efforts to incorporate diverse interview slates and panels and incorporate outreach to student groups and associations that represent diverse populations.

In 2020, we announced our Company’s vision to:

•

increase the representation of women in leadership to a level at parity with the overall presence of women in the relevant workforce by 2025; and

•

increase under-represented minorities in leadership to 20% by 2025 and to 25% by 2030.

The Company publishes its most recently filed EEO-1 data on its website. The information contained on, or through, our website is not incorporated by reference into this proxy statement.

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As previously announced, we will continue our partnership with the National Urban League, including a $150,000 annual commitment.

Mr. Naughton, AvalonBay’s Chief Executive Officer until 2021, joined the CEO Action for Diversity and Inclusion pledge and the Dividends Through Diversity, Equity & Inclusion (DDEI) CEO Council initiative spearheaded by Nareit. Upon becoming Chief Executive Officer, Mr. Schall also joined both groups.

As of January 31, 2022, approximately 39% of our associates (including management and executives) self-identify as female, and the self-reported ethnicity of our associates was as follows:

Ethnicities

Others: American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander, two or more races, undeclared and no response.

Training & Development

We recognize that attracting, motivating, developing, and retaining engaged and capable associates is critical to our long-term success. We have several strategies for promoting the professional development and career advancement of our associates, including:

•

Expecting our managers and associates to have ongoing check-in conversations, and to memorialize those meetings in a year-end performance review.

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Offering our associates extensive training, including through our learning management system, AvalonBay University, which offers approximately 900 courses providing technical, safety, management, leadership, ethics, compliance and cyber-awareness instruction.

•

Assisting associates in career development through instructor-led training, online learning, mentoring opportunities, and a new internal career portal.

•

Providing a tuition assistance program.

Associate Engagement

Each year we conduct an Associate Perspective Survey, which enables management to better understand how associates view AvalonBay, their managers, and their overall experience. Based on the survey results, we endeavor to improve in areas identified by associates. For the 2021 survey, we included four engagement questions as well as three open-questions that addressed what associates most appreciate, where they need additional support, and how AvalonBay can continue to provide a safe working environment.

Health and Safety

We take workplace safety seriously at our construction sites, our operating communities, and our offices. We monitor project-level safety performance metrics at our construction sites through our Construction Site Safety Observation program and our dedicated safety team. Our maintenance associates are required to take monthly safety training on a variety of subjects, and our risk management group monitors incident reports from our offices and communities. To emphasize the importance of these issues, elements of compensation for our construction group and our Chief Executive Officer are based on safety compliance performance.

The COVID-19 pandemic has presented unique health and safety challenges. We responded by taking a number of actions to promote the well-being of our associates, including permitting remote work and flexible schedules where feasible, providing extended paid leave for associates who needed to miss work for COVID-19-related reasons, establishing office and community safety protocols, conducting training and refresher courses on COVID-19 prevention, and communicating regularly with associates on topics like how to obtain vaccinations.

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Board Oversight of Human Capital

The Board of Directors, through its Compensation Committee, regularly reviews management’s human resources practices, including talent management, succession planning, diversity metrics, and inclusion and diversity efforts. The Board actively supports activities that encourage an inclusive culture at AvalonBay, including in some cases participating in and contributing to programs sponsored by our associate resource groups.

Additional information on each of these areas relating to human capital management can be found in our Corporate Responsibility Report by visiting https://www.avaloncommunities.com/about-us/corporate-responsibility/cr-reports. Materials located on AvalonBay’s website and referenced herein are not deemed to be part of this proxy statement and are not incorporated herein by reference.

Transactions with Related Persons, Promoters and Certain Control Persons

Our Code of Business Conduct and Ethics prohibits employees, including executive officers and directors, from engaging in activities that create a conflict of interest with AvalonBay unless all relevant details have been disclosed and an appropriate waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if (i) the activity could adversely affect or compete with AvalonBay, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of AvalonBay when deliberating and voting on Company matters, (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family an improper benefit that was obtained on account of his or her position within AvalonBay, or (iv) the employee or director is placing his or her own interests above the Company’s interest. Waivers for executive officers or directors may only be granted by the Board or a designated committee of the Board, and any waiver granted to an executive officer or director will be disclosed to the extent required by law or NYSE rules. The Nominating, Governance and Corporate Responsibility Committee (or any other committee that is designated) is responsible for administering the Code for executive officers and directors.

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Director Compensation

The compensation for our non-employee directors is described below. Directors who are also employees do not receive additional compensation for serving on the Board. Our Board and Nominating, Governance and Corporate Responsibility Committee periodically assess the total compensation for non-employee directors relative to the compensation provided by similarly sized real estate investment trusts, by our multifamily peer group, and by a group of cross-industry similarly sized companies. Based on the most recent review, the Board has approved increases to the compensation of non-employee directors effective beginning after the 2022 Annual Meeting, as noted in the table below.

Type of compensation	Amount before Annual Meeting	New Amount after Annual Meeting	How and when paid
Annual retainer	$90,000	$100,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock
Restricted stock (or, at the director’s election, deferred stock)	$170,000	$175,000

Granted on the fifth business day following the annual meeting

Number of shares determined based on the closing price of AvalonBay’s common stock as reported by the NYSE on the grant date

Shares vest in equal quarterly installments over one year

Additional retainer for Audit Committee chair	$25,000	$30,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock
Additional retainer for Compensation Committee chair	$20,000	$25,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock
Additional retainer for chairs of the Investment and Finance Committee and the Nominating, Governance and Corporate Responsibility Committee	$15,000	$20,000	Quarterly installments, in cash, or at the director’s election, in the form of deferred stock
Additional retainer for Lead Independent Director	$30,000	$35,000	Quarterly installments, in cash

All shares of restricted stock (or deferred stock awards) granted to non-employee directors vest in four quarterly installments over a one-year period, subject to accelerated vesting upon departure from the Board except in the case of a voluntary departure by the director during the director’s elected term that is not due to death or disability or the director’s removal for cause. If a director elects to receive a deferred stock award in lieu of restricted stock, the director will receive shares of stock in respect of the vested portion of the deferred stock award within 30 days following termination of service as a director.

Director Stock Ownership Guidelines

Under our Corporate Governance Guidelines, non-employee directors are generally required to hold shares (or deferred stock units) having a value that equals or exceeds five times the annual cash retainer paid to non-employee directors. Directors have five years from the commencement of their service as a director to comply with such requirement. As of April 1, 2022, all the non-employee directors who have served on the Board for five years or more were in compliance with this requirement.

The following table sets forth the compensation for service as an AvalonBay director received by each non-employee director in 2021.

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Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Glyn F. Aeppel	90,000	169,990	—	—	—	—	259,990
Terry S. Brown	--	274,862	—	—	—	—	274,862
Alan B. Buckelew	90,000	169,990	—	—	—	—	259,990
Ronald L. Havner, Jr.	--	284,986	—	—	—	—	284,986
Stephen P. Hills	90,000	169,990	—	—	—	—	259,990
Christopher B. Howard(3)	45,000	169,990	--	--	--	--	214,990
Richard J. Lieb	110,000	169,990	—	—	—	—	279,990
Nnenna Lynch(3)	--	215,102	--	--	--	--	215,102
H. Jay Sarles(4)	45,000	--	--	--	--	--	45,000
Susan Swanezy	--	274,862	—	—	—	—	274,862
W. Edward Walter	120,000	169,990	—	—	—	—	289,990
(1) The amounts in the table above include the following cash fees paid in 2021:
Name	Annual Retainer ($)	Committee Chair Fee ($)	Lead Director Fee ($)	Total Payment ($)
Glyn F. Aeppel	90,000	—	—	90,000
Alan B. Buckelew	90,000	—	—	90,000
Stephen P. Hills	90,000	—	—	90,000
Christopher B. Howard	45,000	--		45,000
Richard J. Lieb	90,000	20,000	—	110,000
H. Jay Sarles	45,000	--	--	45,000
W. Edward Walter	90,000	--	30,000	120,000
(2)

The amounts in column (c) reflect the grant date fair value of the shares of restricted stock or deferred stock units granted to each director. For Messrs. Brown and Havner and Ms. Swanezy, the amount also includes elections to receive deferred stock units in lieu of cash payments totaling $90,000 for each director. For Ms. Lynch, the amount totaled $45,000 as she was elected to the Board in May 2021. This column also includes payment for service as Committee Chairpersons during 2021 as follows: Mr. Brown - $15,000, Mr. Havner - $25,000 and Ms. Swanezy - $15,000.

As of December 31, 2021, non-employee directors held the following number of unvested shares of restricted stock and/or deferred stock units:

Director	Unvested Restricted Stock	Unvested Deferred Stock Units
Glyn F. Aeppel	—	425
Terry S. Brown	—	425
Alan B. Buckelew	417	—
Ronald L. Havner, Jr.	—	425
Stephen P. Hills	—	425
Christopher B. Howard	--	425
Richard J. Lieb	417	—
Nnenna Lynch	--	425
Susan Swanezy	—	425
W. Edward Walter	—	425
(3)

Mr. Howard and Ms. Lynch were elected to the Board at the May 2021 Annual Meeting of Stockholders.

(4)

Mr. Sarles did not stand for re-election at the May 2021 Annual Meeting of Stockholders and served during 2021 only through May 20, 2021.

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Proposal 2. Non-Binding, Advisory Vote on Executive Compensation

The Compensation Discussion and Analysis as presented below describes AvalonBay’s executive officer compensation program and decisions made by the Compensation Committee and the Board of Directors with respect to the 2021 compensation of our named executive officers. We believe the compensation program achieves our goals of (i) attracting, motivating and retaining experienced and effective executives, (ii) directing the performance of those executives with clearly defined goals and measures of achievement, and (iii) aligning the interests of management with the interests of our stockholders.

Our Board currently intends for AvalonBay to hold a non-binding advisory vote on executive compensation (known as a say-on-pay vote) every year until the 2023 Annual Meeting of Stockholders. At that meeting we will hold an advisory vote regarding the frequency of future say-on-pay votes.

While the vote on the following resolution is advisory and will not bind us to take any particular action, our Board of Directors will carefully consider the stockholder say-on-pay vote in making future decisions regarding our compensation program. The Board of Directors is asking stockholders to adopt the following resolution:

“RESOLVED, that the compensation paid to AvalonBay’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED, on a non-binding, advisory basis, by the stockholders of AvalonBay.”

Required Vote and Recommendation

Only holders of record of AvalonBay’s common stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for adoption of the resolution approving the compensation disclosed unless contrary instructions are set forth on the proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to provide non-binding, advisory approval of the compensation paid to AvalonBay’s named executive officers. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION PAID TO AVALONBAY’S NAMED EXECUTIVE OFFICERS.

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Compensation Discussion and Analysis

Table of Contents

Executive Summary	28
Our Company Performance	28
Overview of our Executive Compensation Program	30
Our Compensation Programs Incorporate Best Practices	31
2021 Stockholder Advisory Vote on Executive Compensation	32
Chairman and Chief Executive Officer 2021 Target Compensation at-a-glance	32
CEO Transition and New President Hire Package	33
Our Compensation Decision-Making Process	34
Who is Involved in Compensation Decisions	34
How We Review Market Compensation	34
How We Select and Use Peer Groups	35
How We Establish Goals and Determine Achievement for Incentive Compensation	36
Compensation Consultants	36
2021 Compensation Framework and Decisions	36
Base Salary	37
Annual Cash Incentive Program	37
Annual Stock Bonus	43
Multi-Year Performance Award Program	45
Supplementary Stock Options	47
Realized Pay for 2021 Performance	48
Other Benefits	49
Compensation Policies	50
Anti-Hedging and Anti-Speculation Policy	50
No Pledging Policy	50
Severance Policy	50
Policy on Recoupment of Incentive Compensation (Clawback Policy)	51
Dates and Pricing of Stock and Option Grants	51
Transactions in Company Stock by Officers	51
Risk Considerations	51
Compensation Committee Report	52
Compensation Committee Interlocks and Insider Participation	52

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This Compensation Discussion and Analysis (“CD&A”) describes how the Board of Directors, the Compensation Committee and the Company think about compensation for the Company’s executive officers and what decisions were made in setting 2021 compensation, including how we established goals and aligned compensation with performance and stockholder interests.

Specifically, the CD&A describes the compensation of the following individuals, who were our named executive officers (“NEOs”) in 2021:

Name	Title
Timothy J. Naughton	Chairman and Chief Executive Officer
Benjamin W. Schall	President
Kevin P. O’Shea	Chief Financial Officer
Matthew H. Birenbaum	Chief Investment Officer
Sean J. Breslin	Chief Operating Officer

Consistent with a previously announced planned transition, Mr. Naughton retired as CEO on January 3, 2022 and transitioned to the role of Executive Chairman on that date. Mr. Schall, our President, was appointed to the additional role of CEO effective January 3, 2022, reporting directly to the full Board of Directors.

Executive Summary

Our Company Performance

The Company’s performance was impacted by the pandemic and related economic conditions and regulatory responses. In particular, Core Funds from Operations (“Core FFO”) per share declined by 4.9% in 2021 from 2020; however, apartment market fundamentals improved significantly throughout 2021, and we delivered an increase in Core FFO growth per share and Same Store Residential rental revenue in the fourth quarter 2021 as compared to the same period of 2020. Our one-year and three-year annualized total shareholder returns were 62.2% and 17.1% respectively. During 2021, we successfully ramped up our investment activity with almost $2 billion of new development starts and acquisitions funded primarily by dispositions and incremental debt financing at a historically low cost of capital. We also made investments in technology and innovation with a view to providing future value to prospects and residents, and enabling greater operating efficiencies and new sources of revenue. Finally, we continued our emphasis on ESG matters, which are of increasing importance for our residents, employees and stockholders, and we maintained our focus on fostering an inclusive and diverse culture that attracts, retains and provides growth opportunities to our employees.

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2021 KEY HIGHLIGHTS

Operating Activity

We continued our development, testing and implementation of various operating initiatives designed to serve our customers and help grow our revenue streams, including initiatives such as community-wide Wi-Fi, amenity space usage for non-residents, prospect website improvements, smart home access, and mobile maintenance applications.

CONTINUED DEVELOPMENT AND IMPLEMENTATION OF OPERATING INITIATIVES

Development Activity

We completed nine new development communities containing 2,752 apartment homes for an aggregate total capitalized cost of $1.1 billion. We also started the development of 10 new apartment communities which in total are expected to contain 3,010 apartment homes when completed for an aggregate projected total capitalized cost of $1.2 billion.

$ 1.1B TOTAL DEVELOPMENT COMPLETIONS
Dividend In February 2022, we declared a cash dividend of $1.59 per share, which is consistent with the quarterly dividend paid in 2021.	$6.36 TOTAL DIVIDENDS /SHARE PAID IN 2021

Balance Sheet Management

We raised approximately $2.1 billion of capital, including $1.1 billion from two “green bond” offerings and approximately $1.0 billion from the sale of real estate. At year-end, the Company’s Net Debt-to-Core-EBITDAre was 5.1x and unencumbered NOI was 95% as a percent of total NOI.

NEW GREEN DEBT OFFERINGS

Portfolio Management

We sold nine wholly-owned communities, containing 2,404 apartment homes for an aggregate sales price of $867 million. The Company also acquired seven wholly-owned communities, containing 1,932 apartment homes for an aggregate purchase price of $725 million. Six of the seven newly acquired communities were in our expansion markets. We announced our expansion into the following new markets: Charlotte, North Carolina; Raleigh-Durham, North Carolina; Austin, Texas, and Dallas, Texas, in addition to Southeast Florida and Denver.

SIX EXPANSION MARKETS
One-Year Total Shareholder Return As of December 31, 2021, our one-year total shareholder return was 62.2%, and we were ranked second in this category for the S&P 500 Multifamily REITs.	62.2% HIGHEST ANNUAL TSR PERFORMANCE SINCE 2004

Environmental, Social and Governance

We earned an “A” grade from the CDP formerly known as the Carbon Disclosure Project, which places us on their Climate Leader list for our emissions reductions and climate resiliency work. We ranked first in our sector regionally for the Global Real Estate Sustainability Benchmark (GRESB) Development Score and we received the Nareit Residential Leader in the Light award. We furthered our efforts on our science-based emission reduction targets and we increased our emphasis on inclusion and diversity efforts.

Employee Engagement Our overall Glassdoor rating was 4.1 and the Willingness to Refer was 83%. In addition, the Washington Post named the Company as a Top Place to Work in the DC Metro Area for 2021.	TOP PLACE TO WORK IN DC METRO

Definitions and Reconciliations

For definitions of Core FFO, NOI, Same Store, and Residential, see pages 41, 37, 20 and 33, respectively, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 (the "Form 10-K"), as filed with the SEC on February 25, 2022. For reconciliations of Core FFO and NOI to the nearest GAAP financial measures, see pages 42 and 37, respectively, of the Form 10-K. For definitions and reconciliations of Net Debt-to-Core EBITDAre and Unencumbered NOI to the nearest GAAP financial measures, see Appendix I attached hereto.

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Overview of our Executive Compensation Program

AvalonBay’s compensation program is designed to:
1. Attract, retain, and motivate talent within the Company	2. Align the interests of management with the interests of stockholders	3. Direct performance with clearly defined goals and measures of achievement	4. Ensure that compensation is aligned with performance

Consistent with our total compensation philosophy, a substantial majority of the target pay for our NEOs is variable and contingent on performance.

Target Total Compensation Mix

Note: The above charts do not include the non-routine supplemental stock option grant made in February 2021 and discussed in the table below under Performance-Based Compensation - Employee Stock Options.

The individual components of direct compensation for the NEOs are summarized below.

Type	Component	Description	Connection to the Company’s Business Strategy and Philosophy
Fixed Compensation	Base Salary	Payable in cash. Generally established in February and effective in March.	Attract and retain key talent
Performance- Based Compensation	Annual Cash Incentive Awards	Earned based on performance against pre-determined corporate and individual goals for the CEO and President, and corporate, individual, and business unit goals for the remaining NEOs.	Drive Company and business unit performance Motivate individual performance
Annual Stock Bonus

Earned based on performance against pre-determined one-year corporate goals for the CEO and President, and business unit goals for the remaining NEOs. Awarded in the form of restricted stock with three-year ratable vesting.

Drive Company and business unit performance Attract and retain key talent
Long-Term Performance Units

Earned based on the Company’s absolute and relative total shareholder return (“TSR”) and operating performance against defined peer groups for a three-year performance period. Settled at the end of the performance period in unrestricted stock and a cash payment reflecting the dividends paid on the number of shares earned during the performance period.

Align executive officers’ compensation with the interests of stockholders Maximize the Company’s performance and reward management’s long-term perspective

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Type	Component	Description	Connection to the Company’s Business Strategy and Philosophy
Stock Options

Stock options are not part of our current recurring compensation framework, although officers may elect to receive their stock bonus in the form of stock options. In February 2021 we awarded all officers with employee stock options that cliff vest on March 1, 2023. The purpose of this none-routine supplemental award was to increase retention and officer engagement during a period of leadership transition and business environment challenges created by the COVID-19 pandemic.

Ensure retention of officers during a transition period

Our Compensation Programs Incorporate Best Practices

The Board implements and maintains leading practices in the Company’s executive compensation programs.

What we do
Pay for performance	At least 50% of our NEOs’ target total direct compensation is performance-based and tied to pre-established performance goals aligned with our short-term and long-term objectives
Rigorous performance goals	We use rigorous, objective performance-based Company goals in our incentive plans
Annual say-on-pay vote	We have conducted an annual advisory say-on-pay vote on our NEO compensation since 2011
Annual compensation peer group review	We review competitive market information when considering executive pay
Caps on annual and long-term incentives	Performance-based incentive awards have maximum achievement levels to mitigate the risk that executives will make unwise decisions in pursuit of excessive rewards
Limited perquisites	We provide limited perquisites to officers in the Company
Limited employment agreements

We do not have employment agreements with officers except for our CEO and President, an external hire who joined us in January 2021 and whose agreement expires on the third anniversary of his start date without need for advance notice

Policy on recoupment of incentive compensation (clawback policy)	The Compensation Committee can require forfeiture or reimbursement of incentive compensation paid or awarded to any officer holding the title of senior vice president or higher
Director and senior officer stock ownership guidelines

Our stock ownership guidelines require significant ownership of AvalonBay stock by officers holding the title of senior vice president or higher, and by our independent directors, to align the long-term interests of our officers and non-employee directors with those of our stockholders

Independent Compensation Committee consultant	The Compensation Committee engages its own independent compensation consultant to advise on executive and director compensation matters
Prohibition on certain transactions in Company stock by directors and officers

Our Anti-Hedging and Anti-Speculation Policy, which applies to all directors, officers and employees, prohibits hedging and the use of derivative securities and similar transactions relating to our securities. Our No Pledging Policy prohibits our directors and officers from holding AvalonBay securities in a margin account or pledging our securities as collateral for loans

What we don’t do
No single-trigger equity compensation vesting	We do not maintain any plans that require automatic acceleration of equity awards to officers or associates upon a change in control of AvalonBay
No excise tax gross-ups on change in control payments	We do not provide our NEOs with any excise tax gross-ups or other payment or reimbursement of excise taxes on severance in connection with a change in control of AvalonBay
No tax gross-ups on perquisites	We do not provide our NEOs with any tax gross-ups on perquisites, other than in limited circumstances for expense reimbursement associated with approved business-related relocations

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What we don’t do
No discounting of stock options or repricing of underwater options	Our equity compensation plan expressly prohibits discounting the exercise price of stock options and repricing underwater stock options without stockholder approval
No guaranteed bonuses	Our annual incentive plan is entirely performance-based, and our NEOs are not guaranteed any minimum levels of payment under that plan

2021 Stockholder Advisory Vote on Executive Compensation

At the 2021 Annual Meeting of Stockholders, the Company’s executive officer compensation for 2020 was approved by approximately 93.4% of the votes cast on the matter. The Compensation Committee and the Company considered these results to be an endorsement by stockholders of the Company’s compensation structure, target levels and actual executive compensation.

Chairman and Chief Executive Officer 2021 Target Compensation at-a-glance

Timothy J. Naughton Chairman and Chief Executive Officer

Fiscal 2021 Target Total Compensation

Chairman and Chief Executive Officer 2021 Target Compensation At-A-Glance-
Timothy J. Naughton-	Chairman and Chief Executive Officer (1)
Fiscal 2021 Target Total Compensation(2) - $10,800,000
Base Salary:	Mr. Naughton’s base salary has been $1,000,000 since 2018
Cash Bonus 2021 target:	200% of base salary
Stock Bonus 2021 target:	$2,050,000
Perf award target for 2021-2023 performance period:	$5,750,000

(for 2019-2021 performance award, combined achievement was 72.6%, with a realized stock value of $4,786,558, including stock price appreciation over the performance period, vs initial target value of $5,600,000).

(1)

On January 3, 2022, Mr. Naughton retired as Chief Executive Officer and became Executive Chairman, a half-time role that will include serving as a member of the Company’s Management Investment Committee, assisting the Company with the identification and evaluation of strategic initiatives and technology opportunities, and assisting with business development opportunities, particularly in the Company’s expansion markets.

(2)

The above chart does not include the non-routine supplemental stock option grant made to Mr. Naughton in February 2021 with a Black-Scholes value of $1,999,988, as described under Supplemental Stock Options on page 47.

Cash Bonus

Mr. Naughton’s target cash bonus was 200% of base salary in 2021, with 90% of the target cash bonus based on corporate performance factors and 10% based on individual performance. The achievement levels for corporate performance and individual factors for 2021 were determined to be 142.7% and 115%, respectively, resulting in a final cash bonus for 2021 of $2,798,600.

Stock Bonus

Mr. Naughton’s target stock bonus for 2021 was $2,050,000. The performance measures used in calculating the stock bonus reflect different elements of the Company’s performance and are not duplicative of the performance measures used to evaluate corporate performance under the annual cash bonus program. The achievement level for these stock bonus performance measures for 2021 was 117.5%, which resulted in a payout of $2,408,750. The payout is delivered in the form of restricted stock that vests ratably over three years from the date of grant. Please note that under applicable SEC rules this award will be disclosed in the 2023 proxy statement Summary Compensation Table as the actual grant of stock based on 2021 achievement occurred in 2022.

2021-2023 Performance Awards

Mr. Naughton’s target performance award for the 2021-2023 performance period was $5,750,000. Fifty percent of the target award was tied to relative three-year TSR metrics against REIT indices, and 50% of the target award was tied to three-year relative financial operating metrics. More details are provided later in the CD&A.

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Settled Performance Awards

Mr. Naughton’s target performance award for the 2019 - 2021 performance period was $5,600,000. Sixty percent of the target award was tied to three-year TSR metrics, including absolute and relative comparisons, and 40% of the target award was tied to three-year relative financial operating metrics. The Compensation Committee determined achievement under the award at 72.6% of target payout for the 2019 - 2021 performance awards. Mr. Naughton’s award was settled in 20,270 shares of fully vested stock valued at $4,786,558 based on the closing price of the Company’s common stock on the NYSE on February 17, 2022 of $236.14, and a cash dividend totaling $381,076 based on the earned performance awards.

Target Compensation

As described above, Mr. Naughton’s 2021 target total compensation was $10,800,000, which was unchanged from the 2020 level, due to uncertainties regarding the economic environment created by the pandemic.

CEO Transition and New President Hire Package

In accordance with a previously announced planned transition, Mr. Schall joined the Company as President on January 25, 2021, and he was appointed to the additional role of Chief Executive Officer on January 3, 2022, reporting directly to the Board of Directors, when Mr. Naughton retired from that role. Effective as of January 3, 2022, Mr. Naughton serves as Executive Chairman, a half-time role. As Executive Chairman, in addition to remaining on our Management Investment Committee as a voting member, Mr. Naughton assists the Company in identifying and evaluating strategic initiatives and technology opportunities and pursuing business development opportunities, particularly in our expansion markets.

In designing Mr. Schall’s compensation package, the Compensation Committee sought to deliver market-competitive compensation commensurate with Mr. Schall’s capabilities and experience. In order to recruit Mr. Schall, a sitting CEO of another publicly traded REIT, to become President of AvalonBay with a planned transition to CEO after one year of service, the Committee determined that an employment agreement with some protections for Mr. Schall and some replacement of foregone equity awards and bonuses at his prior employer, was appropriate.

Based on these considerations, the Compensation Committee approved the terms of Mr. Schall’s initial compensation as set forth in a three-year employment agreement. These terms set Mr. Schall’s 2021 annual target total compensation at $7.5 million, consisting of:

•

Base salary of $1,000,000;

•

Annual target cash bonus of $1,500,000;

•

Annual restricted stock award with a target value of $1,250,000; and

•

Multiyear performance-based restricted stock unit award associated with the Company’s 2021-2023 performance period with a target value of $3,750,000.

In addition, on account of unvested equity and performance awards and a cash bonus from his prior employer that Mr. Schall forfeited as a result of leaving his prior employer before vesting or payment of such items, the Company awarded Mr. Schall the following one-time awards in connection with the commencement of his employment with the Company:

•

$1,500,000 cash payment;

•

27,691 restricted shares of stock with ratable vesting over three years following the grant date, such number of shares representing $4,500,000 divided by $162.5075, the average closing price of the Company’s common stock over the last 20 trading days of 2020; and

•

Multiyear performance-based restricted stock unit award for the 2020-2022 performance period consisting of 17,813 target units, such number of units representing $3,750,000 divided by $210.5235, the average closing price of the Company’s common stock over the last 20 trading days of 2019, which was the price that had been used in the earlier determination of the number of target 2020-2022 units for other officers.

President Initial Pay Package

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Our Compensation Decision-Making Process

Who is Involved in Compensation Decisions

Independent Compensation Committee	Independent Board Members
•

Reviews and recommends to the independent members of the Board for ratification the performance goals for corporate bonus programs after the full Board reviews the business plan

•

Approves and recommends to the independent members of the Board for ratification the target and actual total compensation of the CEO and executive officers

•

Review and approve the Company’s business plan

•

Review and ratify the compensation of the Chief Executive Officer and the other executive officers as approved and recommended by the Compensation Committee

Only independent Board members who qualify for service on the Compensation Committee may participate in this vote. At present, all independent Board members meet this standard.

Independent Compensation Consultant	Shareholders and Other Key Stakeholders
• Provides guidance on executive compensation programs in light of prevailing market practice Steven Hall & Partners is the Compensation Committee’s independent compensation consultant	• Provide feedback on various executive pay practices and governance during periodic meetings with management

Chief Executive Officer
• Makes recommendations and provides input with respect to compensation for the NEOs other than himself

How We Review Market Compensation

In determining the total direct compensation for each NEO, the Compensation Committee generally considers a number of factors on a subjective basis, including:

•

the scope of the officer’s responsibilities within the Company and in relation to comparable officers at various companies within the peer group described below;

•

the experience of the officer within our industry and at the Company;

•

performance of the Company and performance of the officer and the officer’s contribution to the Company;

•

the Company’s financial budget and general level of wage increases throughout the Company for the coming year;

•

historical compensation information for the individual officer;

•

the recommendations of the CEO (other than with regard to his own compensation); and

•

data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are considered by the Compensation Committee to be comparable for these purposes.

Although the Compensation Committee reviews the officers’ compensation relative to the peer group, target compensation is not mechanically set at a particular percentage of the peer group average. An officer’s target compensation may vary from the peer group data for the following reasons:

•

the officer’s role and experience within the Company may be different from the role and experience of comparable officers at the peer companies;

•

the actual compensation for comparable officers at the peer companies may be the result of atypical over-performance or under-performance by the peer group;

•

the performance goals for comparable officers at peer companies may not have the same rigor as those established by the Compensation Committee; and

•

the Company’s performance may vary significantly from the peers’ performance.

The Compensation Committee believes that the ultimate decision as to appropriate target compensation for a particular officer should be made based on the full review described above.

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How We Select and Use Peer Groups

Peer Group for Market Compensation Purposes

The Compensation Committee uses the peer group described below when evaluating the appropriate levels of executive compensation. In determining the peer group composition, the Compensation Committee considers the following elements:

•

Asset focus (multifamily/complexity of operations): a meaningful portfolio of multifamily properties and/or intense property management operations

•

Size: defined as total capitalization (equity plus debt), generally within 0.5x to 2.0x of AvalonBay

•

Talent: companies with which we could compete for talent

The peer group for 2021 compensation decisions consisted of the companies listed below.

Total Capitalization (Equity + Debt)

($ in Millions as of Dec. 31, 2021)

Source:

S&P Global

The Compensation Committee regularly reviews the peer group to ensure they remain relevant to our business. While the total capitalization of Prologis and Equinix are beyond the 2x multiple of AvalonBay’s total capitalization, the Compensation Committee decided to retain these companies in the peer group for the following reasons: (i) the impact of COVID-19 has resulted in different financial performance among the various companies in the REIT sector and such impact might be temporary, and (ii) these companies have been in the peer set for the past five years and were not recently added.

Peer Groups for Performance Award Measurement Purposes

The Compensation Committee uses a different peer group for determining performance under the executives’ performance awards. This peer group emphasizes multifamily peers rather than similarly sized companies since the performance metrics—operating performance and shareholder return—are more appropriately compared with direct competitors in our specific sector of the real estate industry.

For the 2021-2023 performance awards relating to three-year relative TSR, we used two indices. The FTSE Nareit Equity Apartments Index represents REITs in the U.S. multifamily housing industry. The FTSE Nareit Equity REITS Index represents a comprehensive group of REITs that spans the U.S. commercial real estate industry, and includes all investment and property sectors other than REITs that have been designated as Timber REITs or Infrastructure REITs.

For the 2021-2023 performance awards relating to operating metrics, the peer group consisted of the following multifamily REITs:

•

Apartment Income REIT Corp.

•

Camden Property Trust

•

Equity Residential

•

Essex Property Trust, Inc.

•

Mid-America Apartment Communities, Inc.

•

UDR, Inc.

These companies were chosen primarily because they are publicly traded companies in the multifamily industry.

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How We Establish Goals and Determine Achievement for Incentive Compensation

Setting Goals

At the beginning of each year, the Board of Directors reviews and approves the Company’s business plan and budget, and management proposes corporate goals for that year for the annual cash bonus program and the multiyear performance program. The Compensation Committee reviews these proposed goals, adopts any revisions it deems appropriate, and approves and recommends the final corporate goals to the full Board of Directors for ratification and approval by a vote of the independent directors. The approved targets are intended to be rigorous, and our annual goals are consistent with our short-term business outlook provided to the investment community and our business plan.

Annual business unit goals are drafted by the head of each business unit and reviewed, modified, and approved by the Chief Executive Officer and presented to the Compensation Committee.

The individual goals for the annual bonus program are determined in a similar manner. The goals for the Chief Executive Officer are determined by the Compensation Committee and ratified by the independent directors of the Board who would qualify for membership on the Compensation Committee. Goals for the other NEOs are determined by the Chief Executive Officer and presented to the Compensation Committee.

Determining Achievement

At the end of each year, the CEO reviews and reports to the Compensation Committee his assessment of the achievement of the corporate goals for both the annual bonus program and the long-term incentive program, as well as achievement of the business unit and individual goals for the annual bonus programs for the other NEOs. Recommendations for bonus awards and compensation changes for the CEO, and all executive officers, are approved by the Compensation Committee and ratified by the independent directors of the Board who would qualify for membership on the Compensation Committee.

Compensation Consultants

The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide general advice regarding trends and changes in executive and Board compensation regulation and governance and their impact on the Company, particularly in light of the Company’s compensation structure and levels, and general commentary regarding the Company’s executive compensation structure, goals and levels. The firm also reviews, and, if appropriate, comments to the Committee on the work prepared by Ferguson Partners Consulting, L.P. (“FPC”), management's consultant. Steven Hall & Partners did not provide any services directly to the Company or management and after review, taking into account relevant factors in accordance with SEC guidelines, the Compensation Committee concluded that no conflicts of interest exist in connection with the services of Steven Hall & Partners to the Committee.

Management uses the services of FPC, another compensation consulting firm, to provide information about competitive pay practices and data that is shared with the Compensation Committee. In 2020 and 2021, an affiliate of FPC provided recruitment services to management and the Board of Directors with respect to potential officer and director candidates. The Compensation Committee considered whether FPC’s work for the Company raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines, and determined that, in light of the nature of the advisory work that FPC does for the Company and the policies that FPC and its affiliates have put in place to prevent compensation advisor conflicts of interest, the engagement of FPC does not create any material conflict of interest.

2021 Compensation Framework and Decisions

With respect to 2021 compensation matters for our NEOs, the Compensation Committee reviewed and approved the following: (i) base salaries, (ii) target cash and stock bonuses, (iii) criteria and metrics for the 2021 annual cash bonuses to be paid in 2022, and (iv) 2021-2023 multi-year performance awards. In February 2021, the Compensation Committee also approved a non-routine supplemental employee stock option award for each officer. These reviews and determinations are discussed below.

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Base Salary

The Compensation Committee reviews the executive officers’ base salaries annually by considering the information from the relevant peer group, internal pay equity, and each executive’s position, experience, demonstrated abilities, and level of achievement. In establishing the base salary for each NEO, we determined a reference market rate after considering comparator group company data and evaluated whether that rate should be adjusted up or down based on differences in the scope of the NEO’s position as compared to the scope of comparable positions in the industry and the comparator group companies. The reference market rate is for review purposes only and base salaries are not determined by the reference market rate. Due to the pandemic and other considerations, there were no changes to the NEOs’ base salaries in 2021.

Name	Base Salary ($)
Mr. Naughton	1,000,000
Mr. Schall	1,000,000
Mr. O’Shea	600,000
Mr. Birenbaum	600,000
Mr. Breslin	600,000

Annual Cash Incentive Program

Our annual cash bonus program emphasizes short-term goals. The performance measures we assessed to determine payouts under the 2021 Annual Cash Incentive Program are described below.

Annual Cash Incentive Mix

For each metric, the payout is as follows:

Performance level	Payout percentage
Below threshold	No payout
Threshold	50%
Target	100%
Maximum or better	200%

Payouts for achievement that falls between two performance levels is determined by linear interpolation.

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Core FFO per Share

Core FFO per share is a key measure of the Company’s performance and is, with some variation among REITs, an industry-wide measure. Due to the uncertainty in 2021 related to the COVID-19 pandemic, the Company provided to the investment community quarterly guidance on Core FFO per share in lieu of full-year guidance. Consistent with that approach, for our annual bonus program the Core FFO per share metric was also measured quarterly rather than annually, with each quarter’s achievement weighted equally. During 2021, apartment fundamentals and Company performance outperformed our quarterly budgets and guidance, and achievement on this metric was 156.3%.

Performance Measure	Weight	Quarter	Threshold	Target Range	Max	Actual	% of Payout
2021 Quarterly Core FFO per Share	40%	1st	$1.82	$1.86 - 1.94	$1.98	$1.95	125%
		2nd	$1.82	$1.86 - 1.94	$1.98	$1.98	200%
		3rd	$1.88	$1.92 - 2.00	$2.04	$2.06	200%
		4th	$2.16	$2.20 - 2.28	$2.32	$2.27	100%
		Total					156.3%

Net Debt-to-Core EBITDAre

EBITDAre is comparable to the more traditional measure EBITDA, but it incorporates adjustments that are specific to real estate companies. Uncertainty related to the pandemic increased the importance of focusing on balance sheet strength and financial stability and flexibility. As a result, we replaced Development Yield, which was a metric for the 2020 annual bonus, with Net Debt-to-Core EBITDAre in 2021.

For the annual cash incentive program, we define Net Debt-to-Core EBITDAre as the straight average of adjusted Net Debt to EBITDAre, calculated on a Last Quarter Annualized (LQA) basis for each of the four quarters during the calendar year. Adjusted Net Debt-to-Core EBITDAre is calculated based on the straight average of the monthly average Net Debt outstanding for each month of the quarter being measured (e.g., the average Net Debt outstanding for January 2021 is the sum of Net Debt as of 12/31/2020 and Net Debt as of 1/31/2021, divided by two), divided by full-quarter Core EBITDAre multiplied by four. This calculation is different from the Company’s earnings release because the net debt is based on the last quarter annualized rather than an average.

GRESB

GRESB is an organization that provides ESG data, scores and benchmarks on the real estate and infrastructure industries. The GRESB score is an overall measure of ESG performance, including commitment, disclosure and implementation. Our ESG goals include Approved Science-Based Targets, reductions in Scope 1, 2 and 3 greenhouse gas emissions, reduction in waste, and increased community investment.

For our 2021 performance, GRESB assigned AvalonBay a score of 85 (out of a possible 100). We believe this score reflects our continued progress on our science-based targets and our public commitment to a low-carbon and renewable energy future. At 85, the Company also outperformed the peer group that GRESB used for the review.

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2022 PROXY STATEMENT

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Customer Satisfaction – Mid-Lease Net Promoter Score (“NPS”) and Online Reputation Sentiment

Mid-Lease NPS

Mid-Lease NPS measures customer feedback from residents who have an active six-month or longer lease agreement and are at the midpoint of that lease term. The NPS is calculated by determining the percentage of responding residents who would promote us (those who gave us a 9 or 10 rating) and subtracting the percentage of responding residents who rated us a 6 or below. Residents are surveyed by an independent third party.

We achieved an NPS of 31 for stabilized communities, which exceeded the top end of our target range by three, resulting in 175.0% of target performance. Key drivers of NPS include: (i) being friendly, helpful and responsive, (ii) keeping our properties clean, (iii) focusing on the safety of our residents, (iv) addressing noise, and (v) timely maintenance service.

Online Reputation Sentiment

Online reputation sentiment measures the average rating of all reviews on all of our communities (including communities in lease-up or undergoing redevelopment) that are written during the calendar year and are still live on Google or Facebook as of the end of the calendar year. This information is monitored and scored by a third party.

Our online reputation sentiment improved from 4.4 in 2020 to 4.6 out of 5.0 in 2021. Our positive online reputation sentiment continued to be driven by the outstanding service of our maintenance teams and the responsiveness of on-site leasing staff through their interactions with prospects and residents.

Qualitative Performance Metrics

The following metrics represent qualitative assessments of AvalonBay’s performance.

Strategic & Corporate Technology Initiatives

Determining our progress on strategic and corporate initiatives requires a qualitative judgment about the Company’s achievement on multi-year corporate investments and projects. Our 2021 strategic initiatives included:

•

Further market penetration, through both acquisitions and new developments, into our recent and new expansion markets. Our expansion markets for this initiative are the Denver, Southeast Florida, Dallas and Austin, Texas, and Raleigh-Durham and Charlotte, North Carolina markets

•

Pursuing mixed-use development through partnerships with shopping mall owners and retailers

•

Penetrating new residential segments such as furnished housing and a limited-service model with simplified living spaces and amenities

•

Implementing value-added product features and services (such as package rooms and smart building)

•

Reimagining our operating model through the implementation of artificial intelligence and digital applications to improve the customer experience and reduce operating expenses

•

Using data science capabilities to implement a single view of a customer over their entire lifecycle with AvalonBay

•

Modernizing our technology infrastructure to improve the customer experience and enable other value-creating initiatives

•

Consolidating all third-party vendors in use for treasury management using new technology to streamline processing and improve working capital efficiencies

•

Developing the compliance infrastructure for employee personal information in accordance with the California Consumer Protection Act

•

Transitioning to a new renter’s insurance product for our residents

We made considerable progress on our market expansion objective through the acquisition of four communities in Texas and North Carolina, marking our entrance into the Dallas and Charlotte metropolitan regions, as well as the addition of two other communities, expanding our presence in Florida and Colorado. We also secured our first development opportunity in North Carolina. We expanded our residential offerings to include on-demand furnished housing and extended our limited-service model to additional communities while also adding new services such as smart access and high-speed, reliable internet at an attractive price to select communities. We designed and developed a new website experience and a new application and leasing experience that is expected to be launched in 2022 and piloted a new mobile maintenance platform that is expected to be fully deployed in 2022. We also deployed a new renter’s insurance product portfolio wide in 2021. Based on the above and progress on other initiatives, the Compensation Committee determined that the achievement on Strategic & Corporate initiatives in 2021 was 115% of target.

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Effectiveness of Management

This measure considers capital allocation, portfolio allocation, balance sheet management, and associate engagement. During 2021, we increased development activity, started 10 new developments totaling $1.246 billion, and accelerated our asset trading activity significantly by taking advantage of a favorable transaction market to make progress on our portfolio allocation goals through expanded acquisitions in our targeted expansion markets and dispositions from our established legacy regions. Our balance sheet ratios remain strong, and we are well-positioned to pursue growth opportunities or portfolio repositioning through strategic transactions. To ensure associate engagement, throughout the year we provided ongoing communications regarding the Company’s actions to keep employees safe and healthy, offered training and development opportunities, launched a mentorship program and continued to promote and support our associate resource groups, held associate appreciation events, and created a new internal career portal. Based on review and assessment of management’s achievements with respect to the above, the Compensation Committee determined that achievement on this category was 125% of target.

Pandemic Response

This goal addressed our performance and responsiveness with respect to aspects of our business and planning affected by the pandemic, including associate matters (engagement, safety, designing and implementing new protocols, and maintaining associate engagement), property operations (compliance with changing regulations, managing leasing and customer processes, and maintaining leasing volume and customer satisfaction), development and construction (maintaining schedules in light of pandemic related challenges), and finance (maintaining financial flexibility and balance sheet strength).

Our Coronavirus Task Force, formed in 2020 at the outset of the pandemic, met at least weekly throughout 2021 to discuss and implement changes to our Safety Plan, Operating Guidelines, and COVID-related associate policies. We implemented a vaccine mandate for associates (with accommodations for associates with approved medical or religious exemptions), monitored the varied and fluid landlord tenant restrictions created by local and state jurisdictions in response to COVID-19, and adjusted operating practices for restrictions on rent increases, charging of late fees, required payment plans, and changing rules about group access to amenities. We also monitored rent relief programs available through state and local governments to ensure that applications were made. Lastly, we returned to in-office operations at our corporate and regional offices in November 2021 under a new, hybrid work model.

Based on the Company’s response to the developing pandemic environment and adherence to our core values and cultural norms, the Compensation Committee determined achievement at 125% of target for this metric.

Cash Bonus Performance Measures
Metric	Weight	Performance (% of target)	Weighted payout
Quarterly Core FFO per Share	40%	156.3%	62.52%
Net Debt-to-Core EBITDAre	15%	134.0%	20.1%
GRESB Score	7.5%	141.7%	10.63%
Mid-Lease NPS	3.75%	175.0%	6.56%
Online Reputation Sentiment	3.75%	170.0%	6.4%
Strategic and Corporate Initiatives	10%	115.0%	11.5%
Effectiveness of Management	10%	125.0%	12.5%
Pandemic Response	10%	125.0%	12.5%
Total Payout	100.0%		142.7%

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Business Unit Component of the Bonus Program

Mr. O’Shea

Key Responsibilities:

Mr. O’Shea’s business unit goals were based on the achievements of the Financial Services Group, for which Mr. O’Shea has direct supervisory responsibility. The Financial Services Group includes the areas of corporate responsibility, capital markets, accounting, financial reporting, financial planning and analysis, risk management, tax, internal audit (for which he has administrative oversight), investor relations, and investment fund management, as well as our call center operations, which support our apartment communities.

Major achievements of the Financial Services Group in 2021 included:

•

Effectively managed the Company’s 2021 capital plan

•

Provided underwriting support for investment and development with higher levels of starts volume

•

Managed ongoing ESG programs for AvalonBay

•

Successful renewal of insurance programs in a challenging insurance market

•

Effectively performed the Company’s core accounting and financial reporting activities, including analyzing and accounting for the financial impact of the pandemic, elevated levels of uncollectible revenue and the receipt of rent relief from governmental agencies

•

Successfully managed and improved on-site financial administrative functions that are provided through the Company’s centralized shared service center, including managing resident payment plans and higher levels of resident delinquencies related to the pandemic

•

Collaborated internally to implement technology and processes to support our limited service segment (e.g., Kanso Twinbrook) and ongoing strategic initiatives through the Customer Support Operations team

For 2021, the overall achievement for Mr. O’Shea’s business unit was determined to be 115% of target.
Mr. Birenbaum

Key Responsibilities:

Mr. Birenbaum’s business unit goals were based on the achievements of the Investments, Market Research, West Coast Development, Asset Management (including Retail and Design), Construction Support Services and Operations and Investment Services groups, for which Mr. Birenbaum has direct oversight responsibility.

Major achievements in 2021 included:

•

Increased development starts activity aided by the overall rental market recovery and a more favorable cost of capital

•

Achieved record transaction volume for the Company, including $725 million of acquisitions in four different regions and $1.0 billion of dispositions

•

Completed an organizational restructuring of the Asset Management function

•

Delivered higher than expected construction and operating sourcing savings through centralized procurement efforts.

•

Commenced the multi-year rollout of community-wide WiFi service to the stabilized portfolio

For 2021, the overall achievement for Mr. Birenbaum’s business unit was determined to be 149.6% of target.
Mr. Breslin

Key Responsibilities:

Mr. Breslin’s business unit goals were based on the achievements of the Residential Services, Marketing, Enterprise Technology, Digital Technology (including Data Analytics), Human Resources and Strategic Initiatives functions, for which Mr. Breslin has direct oversight responsibility.

Major achievements of these groups in 2021 included:

•

Greater portfolio NOI relative to the business plan

•

Execution of the initial phase of the Company’s furnished housing strategy, including the expansion of our furnished housing inventory across multiple markets and the development of a new partnership with a leading provider of furnished housing

•

Designed and deployed a new organizational model and related principles with respect to the development and delivery of new digital products

•

Navigated the ongoing health and regulatory protocols related to COVID-19 and the impact on daily operations, while providing key and timely resources to the largest population of associates in the Company

•

Led the planning and execution of the Company’s return to the office protocols and vaccine requirement

For 2021, the overall achievement for Mr. Breslin’s business unit was determined to be 123.2% of target.

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Individual Goals and Achievement

Individual goals for officers include the executive’s leadership and managerial performance, as well as specific business-related objectives that are evaluated on a subjective basis annually.

Mr. Naughton

Mr. Naughton’s individual goals for 2021 included:

•

Organizational and talent management with respect to executive level succession

•

Leadership of construction and development functions

•

Evaluating the future-state organizational structure and responsibilities for the Asset Management department

•

Positioning the Company to aggressively respond during the early stage of the next apartment cycle

•

Advancing strategic objectives including portfolio management and operating model innovation

Under Mr. Naughton’s leadership, the Company accelerated development start volume, completed the highest level of acquisition volume, reduced our leverage ratio, navigated our operations through a challenging economic and regulatory environment, and continued to be recognized for our leadership in corporate sustainability and workplace matters.

Mr. Schall

Mr. Schall’s individual goals for 2021 included:

•

Preparing to assume the CEO leadership role for the Company in January 2022

•

Building and retaining an engaged workforce in an ever-challenging pandemic environment

•

Developing effective relationships with shareholders and other stakeholders

•

Advancing key strategic initiatives including expansion into new markets through a combination of development and acquisitions and operating model innovation

•

Maintaining the company’s focus on ESG

With Mr. Schall’s leadership, the Company delivered improved financial results, expanded into four new markets, and made significant progress towards our science-based emission reduction targets, and continued to grow our Inclusion and Diversity efforts. Mr. Schall was appointed to the additional role of CEO effective January 3, 2022.

Mr. O’Shea

Mr. O’Shea’s individual goals for 2021 included:

•

Effective management of the Company’s capital plan, including the issuance of debt and equity, as well as joint venture activity

•

Providing effective oversight of the accounting, financial reporting, financial planning and analysis, risk management, tax, treasury, investment management and corporate responsibility functions

•

Providing oversight of the Company’s shared service center

•

Providing administrative oversight of the Company’s internal audit group

•

Directing the Company’s investor relations efforts

•

Strengthening talent management and leadership development in the Financial Services department

Under Mr. O’Shea’s leadership, the Finance team effectively managed the Company’s capital plan, with over $1.7 billion in capital activity, a meaningful decrease in interest expense, and management of debt maturities. Mr. O’Shea also led the Finance team to play an important role in advancing the Company’s goal in entering new markets, engaging in accelerated portfolio allocation, and increasing development activity by conducting strategic analyses and providing underwriting support. Under Mr. O’Shea’s guidance, the Company issued its first two “green bond” offerings and continued to gain momentum in our ESG initiatives.

Mr. Birenbaum

Mr. Birenbaum’s individual goals for 2021 related to:

•

Finalizing the leadership and organizational structure for the Development, Construction and Asset Management groups

•

Adopting new long-term allocation targets to enable continued growth in established and new markets

•

Determining the structure for efficient capital deployment through new channels

•

Making progress in market and mixed-use expansion

With Mr. Birenbaum’s guidance, the organizational structure of the Development and Construction groups was revised, incorporating several planned retirements and the addition of new expansion markets. Long-term portfolio allocation goals were established that reflect the expanded geographic footprint of the Company, and asset trading activity accelerated substantially by taking advantage of a robust transaction market to make progress on these goals. In 2021, Mr. Birenbaum was instrumental in formalizing additional channels for efficient capital deployment.

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Mr. Breslin

Mr. Breslin’s individual goals for 2021 included

•

Achieving absolute and relative performance goals for the Company’s portfolio during a volatile operating environment

•

Maintaining an engaged workforce that represented approximately two-thirds of the Company during a pandemic

•

Continuing to execute the strategy for the reimagined operating model, including both digital and non-digital solutions

•

Overseeing the Company’s investment strategy and relationships with venture capital and other firms related to property technology investments

Mr. Breslin met or exceeded portfolio performance goals, steered the operating organization through the challenging environment created by the pandemic (including revising operating protocols that impacted associate and customer related processes and experiences), advanced design and development of the new operating model and led the Company’s investments in various venture capital and property technology companies.

The individual performance achievement for each the named executive officers was determined to be between 110% and 115%.

Annual Cash Bonus

	Weight of Each Component (%)
Name	Corporate	Business Unit	Individual
Mr. Naughton	90%	—	10%
Mr. Schall	80%	—	20%
Mr. O’Shea	40%	40%	20%
Mr. Birenbaum	40%	40%	20%
Mr. Breslin	40%	40%	20%

Target Bonus Opportunities and Actual Bonuses

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Cash Bonus ($)
Mr. Naughton	1,000,000	2,000,000	4,000,000	2,798,600
Mr. Schall	750,000	1,500,000	3,000,000	2,057,400
Mr. O’Shea	375,000	750,000	1,500,000	938,100
Mr. Birenbaum	450,000	900,000	1,800,000	1,259,280
Mr. Breslin	450,000	900,000	1,800,000	1,164,240

Annual Stock Bonus

For 2021, Messrs. Naughton’s and Schall’s 2021 annual stock bonus metrics, goals and achievements were identical, as noted below. Annual stock bonuses for Messrs. O’Shea, Birenbaum and Breslin were based on the achievement of their respective business unit goals, as described above.

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The annual stock bonus for Messrs. Naughton and Schall was based on the following one-year performance measures:

Performance Measure	Original Weight	Threshold (Payout 50%)	Target (Payout 100%)	Max (Payout 200%)	Actual	% of Target Payout
Quarterly Same Store Residential Revenue vs. Target	25%				Based on each quarter	105.8%
Same Store Base Rental Revenue vs. Submarket Composite	25%				-0.3%	100.0%
Review and Assessment of Development Completions Against Plan in Terms of Capital Cost	10%	Completion Volume: Target $1.071 billion versus Actual $1.070 billion				100.0%
Review and Assessment of Construction Budget (vs. projection) and Safety* Performance for Full Year Performance	Budget 10%				Project based	97%
	Safety 5%					177.9%
Leadership Effectiveness	25%	Effective capital allocation, strategic & financial planning and decision making, pandemic response, CEO leadership transition				150.0%
Total	100%					117.5%

*	Safety is measured based on the average of the AvalonBay “safety scorecard” for active construction sites. The scorecard uses 12 items to rate safety performance.

These performance measures intentionally do not duplicate the performance measures for the corporate annual cash bonus program to ensure that the CEO and the President focus on all aspects of the Company’s business. Similar to the Core FFO per share metric, for 2021 the same store revenue metric was set and reviewed on a quarterly basis instead of annually due to uncertainty related to the pandemic.

Once the final achievement for the annual stock bonus is determined, the number of shares of restricted stock earned by each NEO is calculated and awarded in February of the year following the performance period. The restricted stock will vest ratably over three years after the grant date as long as the NEO remains employed by the Company through each vesting date. Vesting will be accelerated in the event of a termination due to death, disability, retirement, or termination by the Company without cause.

Annual Stock Bonus (based on business unit performance for NEOs other than Messrs. Naughton and Schall)

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Stock Bonus ($)
Mr. Naughton	1,025,000	2,050,000	4,100,000	2,408,750
Mr. Schall	625,000	1,250,000	2,500,000	1,468,750
Mr. O’Shea	400,000	800,000	1,600,000	920,000
Mr. Birenbaum	450,000	900,000	1,800,000	1,346,400
Mr. Breslin	450,000	900,000	1,800,000	1,108,800

Annual stock bonus awards for 2022 will be disclosed in the 2023 proxy statement Summary Compensation Table as they were granted in February 2022.

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Multi-Year Performance Award Program

Under our multi-year, long-term incentive award program, performance awards are granted each year with a target number of performance units that may be reduced or increased at the end of the three-year performance period depending on achievement against established metrics. For the 2021-2023 performance period, payouts will be determined based on the Company’s performance against two relative TSR metrics and three financial operating metrics, described below. The performance units that are earned at the end of the performance period will be settled in shares of common stock and a cash payment equal to the dividends that would have been earned on that number of shares during the performance period.

The performance awards strengthen the alignment of executive compensation with long-term stockholder value creation. The two indices selected for the relative TSR metric represent the broader REIT industry and the REIT apartment industry, which we believe are complementary investment vehicles for our investors. The operating metrics—Core FFO per share growth, Net Debt-to-Core EBITDA ratio and net asset value (“NAV”) per share growth, each measured relative to the performance of our peers—motivate our officers to focus on critical operating performance objectives that we believe will contribute to sustainable stockholder returns over the long term.

The targets set for the five performance metrics are intended to be challenging. The threshold and maximum goals for the majority of the 2021-2023 performance awards metrics were widened from the prior year’s award to reflect the increased variability and volatility in financial performance in the REIT industry. This increased variability and volatility is attributable to differences between coastal and sunbelt apartment markets and the varying impact of the pandemic on different REIT sectors (e.g., data, retail, apartment, etc.). Achievement of maximum performance levels would require meaningful outperformance over the performance period.

The metrics under the performance awards made in 2021 with a three-year performance period ending on December 31, 2023, are as follows:

2021–2023 Performance Awards

	Performance Level and Payouts(1) (relative performance stated as percentage points above or below index performance)
TSR Metrics (Weighted 50%)	Threshold 50% payout	Target 100% payout	Max 200% payout	Percent of TSR Metrics
Relative to FTSE Nareit Equity Apartments Index				35.0%
Relative to FTSE Nareit Equity REITs Index				15.0%

Performance Level and Payouts(1)
(relative performance stated as (i) percentage points above or below average peer
	performance(2) or (ii) difference between AVB performance and average peer performance)
Operating Metrics (Weighted 50%)	Threshold 50% payout	Target 100% payout	Max 200% payout	Percent of Operating Metrics
Core FFO per share growth vs. peers				20%
Net Debt-to-Core EBITDA ratio vs. peers				15%
Net Asset Value per share growth vs. peers				15%
(1)

For results between threshold and target, or between target and maximum, payouts will be determined using straight-line interpolation. There is no payout for performance below threshold.

(2)

The peers used in calculating the operating metrics are Apartment Income REIT Corp., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Mid-America Apartment Communities, Inc., and UDR, Inc. Operating metrics for companies that are acquired during the performance period will be factored in for the portion of the performance period that they were publicly traded companies that published operating results. A peer company may also be excluded for a period of time in the case of a business reorganization, merger, split or other transaction after which results are no longer comparable.

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2021–2023 Performance Awards

The target, threshold and maximum number of performance units granted in 2021 that may be earned for the 2021-2023 performance period are shown below.

Name		2021 – 2023 TSR Metric			2021 – 2023 Operating Metric
	Target Dollar Value ($)	Threshold (#)	Target(1) (#)	Maximum (#)	Threshold (#)	Target(1) (#)	Maximum (#)
Mr. Naughton	5,750,000	8,846	17,691	35,382	8,846	17,691	35,382
Mr. Schall	3,750,000	5,769	11,538	23,076	5,769	11,538	23,076
Mr. O’Shea	1,200,000	1,846	3,692	7,384	1,846	3,692	7,384
Mr. Birenbaum	1,350,000	2,077	4,154	8,308	2,077	4,154	8,308
Mr. Breslin	1,350,000	2,077	4,154	8,308	2,077	4,154	8,308
(1).

To derive the target number of TSR Metric units and the number of Operating Metric units, 100% of the target dollar value was divided by the 20-day average closing stock price ending on December 31, 2020, of $162.5075. For the Summary Compensation Table, the value of the TSR Metric target units was determined using a Monte Carlo value of $213.16 for each unit, and the value of the operating metric units was determined based on the closing stock price on the grant date on February 25, 2021 of $180.32. The shares of stock that may be issued upon settlement of awards are not subject to further additional time vesting requirements and will be delivered together with a cash payment representing the dividends that were paid on the number of earned shares during the performance period.

Settlement of 2019–2021 Performance Awards

Our 2019–2021 Performance Awards were structured similarly to the 2021–2023 Performance Awards, with a focus on TSR metrics and operating metrics, but some of the specific metrics and weightings were not the same.

TSR Metrics (Weighted 59.04%)	Weight	Threshold	Target	Max	% of Target Payout
Absolute 3-yr TSR(1)	25%				200.0%
AvalonBay 3-yr TSR vs. Nareit Equity REIT Index	25%				90.4%
AvalonBay 3-yr TSR vs. Nareit Apt Index	50%				—
TSR Metrics %	100%				72.6%

Operating Metrics (Weighted 40.96%)	Weight	Threshold	Target	Max	% of Target Payout
3-yr Core FFO per share growth vs. Peers	66.7%				50%*
3-yr Net Debt-to-Core EBITDA vs. Peers	33.3%				118.0%
Operating Metrics %	100%				72.7%
Final Achievement % (weighted by units)	100%				72.6%
*	Although our performance in the Core FFO/share growth metric came in at 27 basis points below threshold, for the reasons explained in the text accompanying the graphic, the Compensation Committee determined that a finding of threshold achievement was appropriate.
(1)	As disclosed in last year’s proxy statement, starting with the 2020–2022 Performance Awards, we replaced the absolute three-year TSR metric with three-year relative NAV/share growth against multi-family peer companies.

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Sixty percent of each NEO’s total performance award target value was tied to the TSR metrics identified above and 40% of the award target value was tied to the operating metrics identified above. However, because we used the Monte Carlo value of a unit to calculate the number of target performance units tied to TSR metrics and the actual stock price to calculate the number of target performance units tied to operating metrics, the actual total number of units awarded reflected 59.04% based on the TSR metrics and 40.96% based on the operating metrics.

Although the 3-year Core FFO per share growth vs. peers resulted in below threshold performance at -3.27%, the Compensation Committee exercised discretion to provide for threshold achievement on that metric. The Compensation Committee believes that such discretion should be used only in very unique circumstances. In making this decision, the Committee considered that the impact on consumers, consumer preferences, and regulatory responses resulting from the COVID-19 pandemic varied markedly and unexpectedly by region and market, making the original range for measuring relative performance versus peers in other markets less appropriate. As well, the Committee recognized that the calculation of Core FFO among companies varies, such that applying below threshold achievement because of a narrow 27 basis point miss was inappropriate, particularly given the level of effort by officers to respond to and address the challenges of 2020 and 2021 and the competitive market for retaining senior talent. As a result of setting achievement on the Core FFO/share growth at threshold rather than below threshold, the total (combined) achievement on the 2019-2021 award was 72.6% rather than 59.0%. As this use of discretion was applied in 2022, the impact of the adjustment will be reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table in our 2023 proxy statement.

The following table shows the actual performance units earned at the completion of the three-year performance period ended December 31, 2021. These awards were settled in unrestricted shares of stock.

Name	Target Number of Performance Units	Overall Performance Achievement Awarded (%)	Actual Number of Performance Units Earned	Cash Dividend Equivalent Paid Based on Earned Units ($)	Total Dollar Value of Earned Perf Units
Mr. Naughton	27,903	72.6	20,270	$381,076	$5,167,634
Mr. Schall*	--	--	--	--	--
Mr. O’Shea	5,680	72.6	4,126	77,569	1,051,882
Mr. Birenbaum	6,427	72.6	4,668	87,758	1,190,060
Mr. Breslin	6,427	72.6	4,668	87,758	1,190,060
* Mr. Schall did not receive 2019-2021 performance awards as he joined the Company in January 2021.

Supplementary Stock Options

In early 2021, our Compensation Committee granted a supplementary award to officers to encourage retention, engagement and consistency of management during a period of uncertainty created by both the announcement of a planned CEO leadership transition and challenging pandemic-impacted business climate. The Compensation Committee also considered that Mr. Schall was an external hire and was the first outside hire for the CEO role in the Company’s history. The awards are focused on maintaining stability and retaining important institutional knowledge, which is necessary to facilitate our leadership team’s execution of the Company’s strategic goals.

After review and analysis, the Compensation Committee approved, and the independent directors on the Board of Directors who qualify for service on the Compensation Committee ratified, a non-routine supplementary stock option award to each officer (other than Mr. Schall) with an exercise price equal to the closing price of our common stock on the award date (February 25, 2021) and with cliff vesting on March 1, 2023. The value of the supplementary stock options awarded to the NEOs (based on the Black-Scholes value of the options) was approximately 18.5% of the 2021 target total compensation for Mr. Naughton and an average of 12.9% for the other NEOs who received options. These options will be forfeited if the officer’s employment or other business relationship terminates prior to the March 1, 2023 vesting date except in the case of death, disability or termination without cause.

The supplementary stock option grant amounts for the NEOs are shown below.

Name	No. of Shares Underlying Stock Options Granted (#)	Black-Scholes Value $
Mr. Naughton	69,832	1,999,988
Mr. Schall	--	--
Mr. O’Shea	13,966	399,986
Mr. Birenbaum	17,458	499,997
Mr. Breslin	17,458	499,997

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Realized Pay for 2021 Performance

The following chart shows one of the ways our Compensation Committee evaluated compensation paid to the NEOs for service and performance with respect to 2021. This chart differs from the Summary Compensation Table, which includes several items that are driven by accounting and reporting requirements that do not necessarily reflect the compensation actually realized by the executives during or with respect to 2021. The primary difference between this supplemental table and the Summary Compensation Table is the timing and method used to value multi-year performance award units and stock awards.

SEC rules require that the grant date fair value of all performance award units and stock awards be reported in the Summary Compensation Table in the row for the year in which they were granted, regardless of the year for which the awards were made or the year the awards will pay out. As a result, a significant portion of the total compensation for 2021 reported in the Summary Compensation Table relates to restricted stock awards granted in early 2021 for performance in 2020 and performance awards for the 2021–2023 performance cycle. The actual awards for the 2021-2023 performance cycle will not be determined until the performance period ends, so the value of these awards is uncertain (and may end up being $0).

In contrast, the chart below illustrates the actual value of the restricted shares received by each NEO for service and performance in 2021 and the actual cash and the value of unrestricted shares received by each NEO for the 2019–2021 maturing performance period. As a result, these amounts differ substantially from the amounts determined under SEC rules and reported in the Summary Compensation Table. This chart is not a substitute for the Summary Compensation Table.

Realized Pay for 2021 Performance

1.

The NEOs did not receive a base salary increase in March 2021 and therefore their base salary earnings were equal to the target base salary. Mr. Schall started with the Company on January 25, 2021 and his base salary earnings are slightly lower than his annual base salary rate.

2.

Cash bonus reflects the cash awards made in February 2022 with respect to performance under the annual cash bonus program in 2021 in the following amounts: Mr. Naughton - $2,798,600, Mr. Schall - $2,057,400, Mr. O’Shea - $938,100, Mr. Birenbaum - $1,259,280, Mr. Breslin - $1,164,240.

3.

2021 earned annual stock bonuses in the following amounts: Mr. Naughton - $2,408,750, Mr. Schall $1,468,750, Mr. O’Shea - $920,000, Mr. Birenbaum - $1,346,400, Mr. Breslin - $1,108,800. (These bonuses were in the form of time-based restricted stock issued in February 2022 and will be reflected in the 2023 proxy statement).

4.

Target value reflects the dollar value used by the Company to determine the number of 2019 – 2021 performance award units granted to the officer. Earned 2019–2021 performance awards (unrestricted shares and a dividend equivalent cash payment on those shares) were in the following amounts: Mr. Naughton - $5,167,634, Mr. O’Shea - $1,051,882, Mr. Birenbaum - $1,190,060, Mr. Breslin - $1,190,060.

5.

Reflects grant date fair value of the one-time supplemental stock options in both target and realized values.

6.

Cash sign-on bonus of $1,500,000 and stock sign-on bonus of $4,575,384 awarded on February 1, 2021.

The realized long-term incentive amounts were calculated using a price of $236.14 per share, the closing price of the Company’s common stock on the NYSE on February 17, 2022.

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Aligning 2020-2022 Performance Goals with 2021-2023 Performance Awards

For the 2021-2023 performance awards that were granted in early 2021, at the time of grant the Compensation Committee widened the ranges of four of the metrics from the prior years to take into account that the impact of the pandemic on consumers, consumer preferences, and regulatory responses varied markedly and unexpectedly by region, market and real estate asset class, making the original ranges for measuring threshold and maximum performance too narrow. These ranges were incorporated again for the 2022-2024 performance awards.

In early 2022, the Compensation Committee determined that it was appropriate to align the ranges of the 2020-2022 performance awards, which were granted in February 2020 before the beginning of the full impact of the pandemic in the United States. After alignment, the new ranges for the 2020-2022 performance awards align with the 2021-2023 and 2022-2024 awards. The metrics and targets remain unchanged, but the ranges for four of the metrics were widened by 100 basis points on both ends of the threshold and maximum range as described in more detail below.

•

For the relative Total Shareholder Return to FTSE Nareit Equity REITs index, the threshold and maximum goals were widened from -/+5.0% to -/+6.0%

•

For the relative Total Shareholder Return to FTSE Nareit Equity Apartments index, the threshold and maximum goals were widened from -/+3.0% to -/+4.0%

•

For the Core FFO per share growth vs. peers, the threshold and maximum goals were widened from -/+3.0% to -/+4.0%

•

For the Net Asset Value per share growth vs. peers, the threshold and maximum goals were widened from -/+3.0% to -/+4.0%.

No change was made to the threshold and maximum goals for the Net Debt-to-Core EBITDA ratio vs. peers metric. As the determination to modify the award was made in early 2022, the incremental fair value associated with the modification will be reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table in the 2023 proxy statement. The Compensation Committee believes that changes to goal ranges should be made only in unique circumstances. As noted above, the impact on consumers, consumer preferences and regulatory responses resulting from the COVID-19 pandemic varied markedly and unexpectedly by region, market, and real estate asset class. Pandemic-related effects included decreased apartment demand in major urban cities and a shift towards suburban and sunbelt markets, as well as state and local restrictions on rent increases and evictions that had less impact on many sunbelt markets where the Company has only limited presence. For these reasons, the Compensation Committee determined that it was appropriate to align the ranges for the 2020-2022 performance award with the ranges for the 2021-2023 and 2022-2024 awards. As noted previously, no modification was made to the 2020-2022 metrics themselves nor the target goals.

By widening the ranges for four metrics, while retaining the same target goals, it becomes more difficult to achieve maximum performance on those metrics but less difficult to achieve performance that is above threshold. Overall, based on performance for the first two years of the 2020-2022 performance award, mid-flight performance achievement was below target but above threshold both before the change (29.1%) and after the change (58.4%). There can be no assurance what overall achievement will be upon completion of the full three-year performance period.

Other Benefits

Pursuant to our Deferred Compensation Plan, certain employees, including the NEOs, may defer up to 25% of annual base salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investments in mutual funds.

We have an employee stock purchase plan that provides our employees the opportunity to purchase our common stock at a 15% discount to the lower of the closing price of the common stock, as reported on the NYSE, on the first business day of the purchase period or the closing price of the common stock on the last day of the purchase period. There were two purchase periods in 2021: January 1 through June 10 and July 1 through December 10. Employees had the opportunity to purchase up to $12,500 of our common stock at the discounted rate during each of the two purchase periods.

We maintain a 401(k) retirement savings plan and match 50% of the contributions up to the first six percent of a participant’s eligible compensation (subject to certain tax limitations). We offer medical, dental and vision insurance plans, with a portion of the cost paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee.

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Compensation Policies

Executive Stock Ownership Guidelines

The Company believes it is important for senior officers to hold Company stock. To that end, the Board has established the Senior Officer Stock Ownership Guidelines for officers who are at the senior vice president level or above. These guidelines provide that the following classes of senior officers are expected to maintain ownership of common stock (including unvested restricted shares) equal to the indicated multiple of base salary.

Chairman of the Board, CEO and President	6 times
Chief Financial Officer and Executive Vice Presidents	3 times
Senior Vice Presidents	1.5 times

Covered officers must achieve the required ownership within five years of the date they become subject to these guidelines. The full text of the Senior Officer Stock Ownership Guidelines, which includes a retention policy for executives who have not achieved the required ownership level, is posted on the Investor Relations section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.” All of our covered executives who have been in office for at least five years are in compliance with the stock ownership guidelines.

Anti-Hedging and Anti-Speculation Policy

The Board has adopted the following Anti-Hedging and Anti-Speculation Policy, which applies to all officers, employees, and directors:

“Associates (including officers) and members of the Board of Directors of AvalonBay Communities, Inc. (the “Company”) may not, directly or indirectly (including, without limitation, through trading done by immediate family members sharing the person’s household and/or not financially independent of such person or through trading done through an account over which the person has investment power or authority):

1.

Sell Company equity securities short (i.e., sell Company equity securities that are not owned by the seller at the time of sale).

2.

Buy or sell securities or financial instruments that are derivatives of Company equity securities, including, without limitation, puts, calls, futures contracts and options (other than receiving employee stock options under the Company’s Stock Incentive Plan).

3.

Purchase financial instruments or engage in other transactions for the purpose of speculating in Company equity securities, including, without limitation, financial instruments and transactions designed for the purpose of providing the economic equivalent of profiting from a change in the value of Company equity securities.

4.

Purchase financial instruments or engage in other transactions for the purpose of hedging or offsetting a decrease in the price of Company equity securities, including, without limitation, prepaid variable forward contracts, equity swaps and collars.”

No Pledging Policy

The Board has also adopted the following No Pledging Policy:

“No officer and no member of the Board of Directors of AvalonBay Communities, Inc. (the “Company”) may, directly or indirectly (including, without limitation, through accounts owned by immediate family members sharing the person’s household and/or not financially independent of such person or through trading done through an account over which the person has investment power or authority), purchase Company equity securities on margin, hold Company equity securities in a margin account, or borrow money from a broker or other lender that is secured by Company Securities.”

Severance Policy

The Board has adopted a Policy Regarding Shareholder Approval of Future Severance Agreements (the “Severance Policy”). The Severance Policy generally provides that the Company will not, without stockholder approval or ratification, enter into or bind the Company to the terms of any severance agreement with a senior executive officer that provides for severance benefits (as defined) in excess of 3.0 times the sum of the officer’s base salary plus annual bonus. The full text of the Severance Policy is posted on the Investor Relations section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.”

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Policy on Recoupment of Incentive Compensation (Clawback Policy)

The Board has adopted a compensation clawback policy, which applies to senior officers (generally senior vice presidents and above). Pursuant to this policy, in the event the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then an independent committee of the Board of Directors may require any covered officer to repay to the Company all or part of any “Excess Compensation” that such officer previously received. Excess Compensation is defined as that part of the incentive compensation received by a covered officer during the three-year period preceding the publication of the restated financial statement that exceeded the amount such officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. The full text of the policy is posted on the Investor Relations section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.”

Dates and Pricing of Stock and Option Grants

The Compensation Committee determines the number of shares underlying options or the number of shares of restricted stock to award to officers as part of the annual compensation. Those members of the Board of Directors who would qualify for service on the Compensation Committee review and ratify these awards for executive officers at the Board’s regularly scheduled February meeting. The award date for options and stock grants is generally the date of ratification, but that date may be delayed if there is a pending announcement by the Company of material non-public information, such as an earnings release. In all cases, our options are granted: (i) on the date described above; (ii) on the date of (or a date set in connection with) a new employee’s start with the Company, as approved by the Chief Executive Officer or the Board of Directors in advance of the start date; or (iii) on the date of approval by the Chief Executive Officer for retention or recognition purposes (under his delegated authority to grant equity awards to certain employees of up to a Board-authorized maximum value of $250,000). Option exercise prices are equal to the NYSE closing price of our common stock on the date of grant.

Transactions in Company Stock by Officers

All officers must receive prior authorization for any purchase or sale of our common stock (unless made pursuant to a previously approved Rule 10b5-1 plan, by automatic dividend reinvestment, or through our employee stock purchase plan), which, in the case of open market transactions, is generally only given during approved trading windows that are generally established in advance based upon earnings release dates.

Risk Considerations

The Compensation Committee reviewed and considered risks arising from the Company’s compensation policies and practices for its employees. This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:

•

preexisting, defined goals are set for annual bonuses and long-term incentive awards;

•

annual goals contain multiple financial targets, including performance against a pre-approved budget;

•

performance goals include both absolute performance and performance relative to industry peers;

•

annual goals balance financial and non-financial performance;

•

incentive plans incorporate goals for corporate, business unit, and individual performance;

•

performance goals include achievement against both single year and multi-year metrics;

•

executive compensation is structured as a mix among salary, cash bonus, and equity awards;

•

equity awards vest over time with a minimum vesting period of one year;

•

bonus and long-term equity programs include maximum achievement levels;

•

all unvested equity awards are forfeited upon a termination for cause or voluntary termination under certain circumstances;

•

the metrics that determine our incentive awards include a goal addressing appropriate leverage ratios; and

•

while awards are generally made in relation to performance against specific goals, the Compensation Committee retains the discretion to adjust annual bonuses of cash and restricted stock as may be warranted by specific circumstances.

Following this review, the Compensation Committee concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company at this time.

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Compensation Committee Report

The Compensation Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Richard J. Lieb (Chair)
Alan B. Buckelew
Stephen P. Hills
W. Edward Walter

Compensation Committee Interlocks and Insider Participation

Richard J. Lieb, Alan B. Buckelew, Stephen P. Hill and W. Edward Walter each served on the Compensation Committee during 2021. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than service as a director).

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Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation amounts paid in or earned by each of the NEOs for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019.

Executives are eligible to defer a portion of their salaries and bonuses under our Nonqualified Deferred Compensation Plan. The amounts shown below are before any deferrals under the Nonqualified Deferred Compensation Plan.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Deferred Compensation Earnings(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)
Timothy J. Naughton	2021	1,000,000	--		8,551,838		1,999,988	2,798,600	--	21,034	14,371,460
Chairman and Chief Executive Officer	2020	1,038,462	--		8,497,608		--	1,735,892	--	22,371	11,294,333
	2019	1,000,000	--		7,727,980		--	2,170,000	--	23,382	10,921,362
Kevin P. O’Shea	2021	600,000	--		2,212,777		399,986	938,100	--	28,244	4,179,107
Chief Financial Officer	2020	623,077	--		2,189,580		--	728,065	--	26,254	3,566,976
	2019	600,000	--		1,905,782		--	798,000	--	25,237	3,329,019
Benjamin W. Schall	2021	923,077	1,500,000	(8)	11,838,442	(9)	--	2,057,400	--	58,772	16,377,691
President
Matthew H. Birenbaum	2021	600,000	--		2,349,124		499,997	1,259,280	--	28,244	4,736,645
Chief Investment Officer	2020	623,077	--		2,559,766		--	862,089	--	26,254	4,071,186
	2019	600,000	--		2,157,282		--	844,800	--	24,711	3,447,174
Sean J. Breslin	2021	600,000	--		2,397,630		499,997	1,164,240	--	27,906	4,689,773
Chief Operating Officer	2020	623,077	--		2,520,288		--	882,277	--	25,969	4,051,611
	2019	600,000	--		2,246,921		--	823,500	--	24,456	3,488,887
(1)

The amounts shown as salary in column (c) reflect actual payments received in each indicated year, which may vary slightly from the salary described in the Compensation Discussion and Analysis as a result of (i) the number of payroll periods in each calendar year and (ii) the fact that salary increases do not go into effect until early March of each year.

(2)

The amounts in column (e) include restricted stock awards actually granted during the fiscal year for service in the prior fiscal year. For example, the row for 2021 includes the value of stock awards made in February 2021 with respect to 2020 service. The amounts in column (e) also include the grant date fair value of the performance award granted for that year, for example, the row for 2021 includes the 2021-2023 performance award was granted in February 2021.

(3)

The amounts in column (e) reflect the aggregate grant date fair value for awards made in the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019, computed in accordance with FASB ASC Topic 718 for restricted stock awards and performance unit awards made pursuant to the Company’s Second Amended and Restated 2009 Equity Incentive Plan. The value of restricted stock awards is based solely on the closing price of our common stock on the NYSE on the date of grant and no assumptions were used in the calculation of this value. The value of performance unit awards based on operating metrics made in 2021, for the measurement period January 1, 2021 — December 31, 2023, is based on the closing price of our common stock on the NYSE on February 25, 2021, the date of grant, of $180.32. For the 2020-2022 performance award granted on February 1, 2021 to Mr. Schall, the value on the date of grant for the operating metrics was based on the closing price of our common stock on the NYSE on that day of $165.23. The value of performance unit awards based on TSR metrics made in 2021 for the measurement period 2021-2023 is based on the Monte Carlo value on February 25, 2021 of $213.16. For the 2020-2022 award granted to Mr. Schall on February 1, 2021, the Monte Carlo value was $140.51. The total realizable value of the performance unit awards, if earned at maximum on the date of grant, for the NEOs is: Mr. Naughton—$13,922,109; Mr. O’Shea—$2,905,456; Mr. Schall—$14,526,116; and Messrs. Birenbaum and Breslin —$3,269,032.

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(4)

The amounts in column (f) reflect the aggregate grant date fair value for awards made pursuant to the Company’s Second Amended and Restated 2009 Equity Incentive Plan in the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. These amounts were determined as of the option grant date using a Black-Scholes stock option valuation model. The assumptions used to estimate the grant date fair value of options granted in February 2021 are shown below: Assumptions:

Assumption
Risk-free interest rate	0.81%
Average life	5 years
Volatility	27.09%
Dividend yield	3.50%
Fair value per stock option	$28.64
(5)

The amounts shown in column (g) reflect the cash awards to the named individuals determined by the Compensation Committee in February of the following year based upon the achievement of the performance metrics established for the year indicated, as more fully described in the Compensation Discussion and Analysis above.

(6)

All earnings under the Company’s nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.

(7)

For 2021, the amounts shown in column (i) include, for each NEO (a) amounts contributed by the Company to the NEOs’ 401(k) accounts in the amount of $8,700 each for Messrs. Naughton, O’Shea, Schall, Birenbaum, and Breslin (b) medical benefit premiums paid by the Company (inclusive of Health Savings Account contributions) in the amount of $12,334 for Mr. Naughton, $17,139 for Messrs. O’Shea, Birenbaum and Breslin, and $13,825 for Mr. Schall; and (c) the premiums paid by the Company for a standard term life insurance policy in the face amount of $750,000 for: Messrs. O’Shea and Birenbaum—$2,405; Mr. Schall—$883, and Mr. Breslin—$2,068. For Mr. Schall, the amount shown also includes a relocation benefit tax gross up in the amount of $35,364 in connection with Mr. Schall’s relocation to Arlington, VA upon his hire, as provided for in his employment agreement dated December 4, 2020.

(8)

The amount shown in this column reflects a one-time payment made upon hire to Mr. Schall as provided for in his employment agreement dated December 4, 2020.

(9)

For Mr. Schall, the amount for 2021 reflects his 2021-2023 performance award as well as equity awards associated with his hire in January 2021, consisting of a restricted stock award for 27,691 shares and a performance award for the 2020-2022 performance period granted on February 1, 2021 with 17,813 target units.

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The table below sets out the grants made to the NEOs in 2021 under the Equity Incentive Plan.

Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Non–Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Options Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards ($)(2)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Mr. Naughton	Annual Cash and Stock 2021 perf	2/25/2021	2,025,000	4,050,000	8,100,000	—	—	—	—	—	—	—
	Annual Perf Award 2021-2023	2/25/2021	—	—	—	17,691	35,382	70,764	—	—	—	6,961,055
	Stock Options	2/25/2021	—	—	—	—	—	—	—	69,832	180.32	1,999,988
	Annual Stock Bonus 2020 perf	2/25/2021	—	—	—	—	—	—	8,822	—	—	1,590,783
Mr. O’Shea	Annual Cash and Stock 2021 perf	2/25/2021	775,000	1,550,000	3,100,000	—	—	—	—	—	—	—
	Annual Perf Award 2021-2023	2/25/2021	—	—	—	3,692	7,384	14,768	—	—	—	1,452,728
	Stock Options	2/25/2021	—	—	—	—	—	—	—	13,966	180.32	399,986
	Annual Stock Bonus 2020 perf	2/25/2021	—	—	—	—	—	—	4,215	—	—	760,049
Mr. Schall	Sign-on Restricted Stock	2/1/2021	—	—	—	—	—	—	27,691	—	—	4,575,384
	Sign-on Perf Award 2020-2022	2/1/2021	—	—	—	8,907	17,813	35,626	—	—	—	2,723,086
	Annual Cash and Stock 2021 perf	2/25/2021	1,375,000	2,750,000	5,500,000	—	—	—	—	—	—	—
	Annual Perf Award 2021-2023	2/25/2021	—	—	—	11,538	23,076	46,152	—		—	4,539,972
Mr. Birenbaum	Annual Cash and Stock 2021 perf	2/25/2021	900,000	1,800,000	3,600,000		—		—	—	—	—
	Annual Perf Award 2021-2023	2/25/2021	—	—	—	4,154	8,308	16,616	—	—	—	1,634,516
	Stock Options	2/25/2021	—	—	—	—	—	—	—	17,458	180.32	499,997
	Annual Stock Bonus 2020 perf	2/25/2021	—	—	—	—	—	—	3,963	—	—	714,608
Mr. Breslin	Annual Cash and Stock 2021 perf	2/25/2021	900,000	1,800,000	3,600,000	—	—	—	—	—	—	—
	Annual Perf Award 2021-2023	2/25/2021	—	—	—	4,154	8,308	16,616	—	—	—	1,634,516
	Stock Options	2/25/2021	—	—	—	—	—	—	—	17,458	180.32	499,997
	Annual Stock Bonus 2020 perf	2/25/2021	—	—	—	—	—	—	4,232	—	—	763,114
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(1)

The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum payment levels for 2021 under our annual bonus plan, which were established on February 25, 2021. The annual bonus is paid in cash and restricted stock. The actual cash bonuses received by each of the NEOs for performance in 2021, paid in 2022, are set out in column (g) of the Summary Compensation Table. Under applicable SEC rules, earned stock bonuses will be disclosed in the 2023 proxy statement Summary Compensation Table as the actual grant of restricted stock based on 2021 achievement occurred in 2022.

(2)

The amounts shown in columns (g), (h) and (i) reflect the threshold, target and maximum number of performance units awarded in 2021 for the performance period 2021 - 2023 under the long-term incentive performance program. The grant date fair value of 2021 - 2023 awards is based on the closing price on the grant date of $180.32 for the operating metric portion of the award and the Monte Carlo value of $213.16 for the TSR metric portion of the award. In addition, for Mr. Schall, the amounts shown in columns (g), (h) and (i) include the threshold, target and maximum number of performance units awarded in 2021 for the performance period 2020-2022 under the long-term incentive performance program. The grant date fair value of 2020-2022 awards granted to Mr. Schall is based on the closing price on the grant date of $165.23 for the operating metric portion of the award and the Monte Carlo value of $140.51 for the TSR portion of the award. Cash dividends will be accrued and paid at the end of the performance period based on the actual number of performance units earned.

(3)

The number of shares of restricted stock shown in column (j) granted on February 25, 2021 represent the actual number of shares of restricted stock granted to the NEOs, with respect to performance in 2020, and do not represent compensation for performance in 2021. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our common stock.

(4)

The stock options have an exercise price equal to the closing stock price on the date of grant at $180.32 per share, will fully vest on March 1, 2023 and have a 10-year term.

(5)

For the February 25, 2021 grants of restricted stock, the value was calculated based on the closing price of the common stock on the date of grant of $180.32. For the February 1, 2021 sign-on grant of restricted stock made to Mr. Schall, the value was calculated based on the closing price of the common stock on the date of grant of $165.23. For the February 25, 2021 grants of stock options, the grant date fair value of option award is determined as of the option grant date using a Black-Scholes stock option valuation model. The assumptions used to determine the grant date fair value are described in footnote (4) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End

The table below sets out outstanding equity awards held by the NEOs as of December 31, 2021.

Name	Grant Date	Option Awards					Stock Awards(1)
		Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Mr. Naughton	2/11/2016	—	—	—	—	—	8,069	(2)	2,038,149	—	—
	2/16/2017	—	—	—	—	—	20,859	(3)	5,268,775	—	—
	2/14/2019	—	—	—	—	—	23,895	(4)	6,035,638	—	—
	2/13/2020	—	—	—	—	—	5,729	(5)	1,447,088	27,312	6,898,738
	2/25/2021	—	69,832	—	180.32	2/25/2031	8,822	(8)	2,228,349	35,382	8,937,139
Mr. O’Shea	2/11/2016	—	—	—	—	—	1,548	(2)	391,009	—	—
	2/16/2017	—	—	—	—	—	4,867	(3)	1,229,356	—	—
	2/14/2019	—	—	—	—	—	5,431	(4)	1,371,816	—	—
	2/13/2020	—	—	—	—	—	2,426	(5)	612,783	5,700	1,439,763
	2/25/2021	—	13,966	—	180.32	2/25/2031	4,215	(8)	1,064,667	7,384	1,865,125
Mr. Schall	2/1/2021	—	—	—	—	—	27,691	(5)	6,994,470	17,813	4,499,386
	2/25/2021	—	—	—	—	—	—	(8)	—	23,076	5,828,767
Mr. Birenbaum	2/11/2016	—	—	—	—	—	1,720	(2)	434,455	—	—
	2/16/2017	—	—	—	—	—	4,867	(3)	1,229,356	—	—
	2/14/2019	—	—	—	—	—	6,146	(4)	1,552,418	—	—
	2/13/2020	—	—	—	—	—	3,014	(5)	761,306	6,412	1,619,607
	2/25/2021	—	17,458	—	180.32	2/25/2031	3,963	(8)	1,001,014	8,308	2,098,518
Mr. Breslin	2/11/2016	—	—	—	—	—	1,624	(2)	410,206	—	—
	2/16/2017	—	—	—	—	—	4,867	(3)	1,229,356	—	—
	2/14/2019	—	—	—	—	—	6,298	(4)	1,590,812	—	—
	2/13/2020	—	—	—	—	—	2,898	(5)	732,006	6,412	1,619,607
	2/25/2021	—	17,458	—	180.32	2/25/2031	4,232	(8)	1,068,961	8,308	2,098,518
(1)

Stock awards granted between 2016 and 2019 vest one-third starting on March 1 of the year following the date of the grant. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our common stock. For performance units, cash dividends will be accrued and paid at the end of the performance period based on the actual number of performance units earned starting with the 2018 - 2020 performance awards.

(2)

Represents performance units that were earned under the 2016-2018 performance period, which converted into time-based restricted stock on February 14, 2019 vesting one-third beginning on March 1, 2020.

(3)

Represents performance units that were earned under the 2017-2019 performance period, which converted into time-based restricted stock on February 13, 2020 vesting one-third beginning on March 1, 2021.

(4)

Represents annual stock bonus awards issued in 2018 for 2017 performance and performance unit awards that were earned under the 2019-2021 performance period, which were earned as of December 31, 2021 and cliff vest on March 1, 2022.

(5)

Represents the annual stock bonus award issued in 2020 in respect of 2019 performance vesting one-third beginning on March 1, 2021.

(6)

Based on the closing price of the common stock as reported on the NYSE on December 31, 2021 of $252.59 per share.

(7)

The amounts in column (i) consist of the target number of performance units awarded to the NEO for the 2020-2022 performance period and the 2021-2023 performance period. The actual number of earned units will be determined at the end of the respective performance period and settled in unrestricted shares of common stock and a cash payment equal to the dividends earned on such number of shares over the performance period.

(8)

Represents the annual stock bonus award issued in 2021 in respect of 2020 performance vesting one-third beginning on March 1, 2022.

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Option Exercises and Stock Vested

The following table identifies the number of shares underlying options exercised during 2021 for each of the NEOs, the value realized on such exercises, the number of shares of restricted stock and performance awards that vested during 2021 for each NEO and the value of such shares on the date of vesting.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Naughton	—	—	58,434	10,343,987
Mr. O’Shea	—	—	13,683	2,422,165
Mr. Schall	—	—	—	--
Mr. Birenbaum	—	—	15,224	2,694,952
Mr. Breslin	—	—	15,269	2,702,918

(1)

Value reflects shares of restricted stock and earned performance awards for the January 1, 2018 – December 31, 2020 period that vested on March 1, 2021. The closing price of our common stock, as reported on the NYSE for March 1, 2021 was $177.02 per share.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer.

The following describes our methodology and the resulting Chief Executive Officer pay ratio, and is a reasonable estimate, based on all individuals employed by AvalonBay Communities, Inc. as of December 31, 2021. To identify the median employee, we utilized wages reported in Box 1 of IRS Form W-2. Box 1 pay was selected as the most appropriate, consistently applied compensation measure as it captures compensation earned through various incentive plans offered throughout the Company. Wages were annualized for employees who joined the Company during 2021. For employees who were hired in late December 2021, and did not receive wages until early 2022, wages were assumed to be below the median.

After identifying the median employee based on W-2 wages, total compensation for the median employee was calculated using the same methodology as was used for calculating the Chief Executive Officer’s total compensation in the Summary Compensation Table. The annual total compensation for 2021 for the Chief Executive Officer was $14,371,460. The annual total compensation for 2021 for the median employee was $79,313, made up of approximately $71,051 in cash compensation and $8,262 in all other compensation, such as 401(k) Company contributions and company-paid medical premiums. As a result, the estimated ratio of the Chief Executive Officer’s pay to the pay of the median employee is 181 to 1.

In an effort to provide additional context on the pay ratio disclosure, the Company is providing the following background information. As of December 31, 2021, we had 2,904 employees, of which 2,037 were employed on-site at our operating apartment communities and 83 employees are employed on a part-time basis. The total population also includes 182 employees at our Customer Care Center, our in-house administrative support and call center located in Virginia Beach, VA. The average tenure of all employees is approximately seven years. The Company generally staffs its business with full-time employees and not part-time employees or the employees of subcontractors. However, we occasionally use subcontractors to supplement the staffing at certain operating communities and we also occasionally hire part-time or seasonal employees. With regard to our development and construction activities, we engage various other firms to actually engage in the professional design and construction of our communities (i.e., architectural plans, engineering plans, foundation work, carpentry, drywall, framing, etc.).

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Nonqualified Deferred Compensation

Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the NEOs, may defer up to 25% of annual base salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investment funds. The table below shows the investment funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2021. Since the investment funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be “above market”.

Name of Fund	2021 Rate of Return (%)
American Funds Europacific Growth R4 (REREX)	2.49
American Funds Fundamental Invs R4 (RFNEX)	22.45
Cohen & Steers Realty Shares (CSRSX)	42.61
Columbia Dividend Opportunity Inst (CDOZX)	26.43
Fidelity® 500 Index (FXAIX)	28.69
Fidelity® Government MMkt (SPAXX)	0.01
Fidelity® International Index (FSPSX)	11.45
Fidelity® Mid Cap Index (FSMDX)	22.56
Fidelity® Small Cap Index (FSSNX)	14.71
Fidelity® US Bond Index (FXNAX)	-1.79
Janus Henderson Triton A (JGMAX)	6.74
JHancock Disciplined Value Mid Cap I (JVMIX)	26.95
JPMorgan Large Cap Growth I (SEEGX)	18.49
MFS Value R3 (MEIHX)	25.08
PIMCO Total Return Instl (PTTRX)	-0.84
T. Rowe Price Emerging Markets Stock (PRMSX)	-10.46
T. Rowe Price Mid-Cap Growth Adv (PAMCX)	14.73
T. Rowe Price Retirement 2005 (TRRFX)	8.05
T. Rowe Price Retirement 2010 (TRRAX)	8.75
T. Rowe Price Retirement 2015 (TRRGX)	9.54
T. Rowe Price Retirement 2020 (TRRBX)	10.47
T. Rowe Price Retirement 2025 (TRRHX)	11.88
T. Rowe Price Retirement 2030 (TRRCX)	13.55
T. Rowe Price Retirement 2035 (TRRJX)	15.08
T. Rowe Price Retirement 2040 (TRRDX)	16.35
T. Rowe Price Retirement 2045 (TRRKX)	17.20
T. Rowe Price Retirement 2050 (TRRMX)	17.35
T. Rowe Price Retirement 2055 (TRRNX)	17.29
T. Rowe Price Retirement 2060 (TRRLX)	17.41
Allspring Growth Admin (SGRKX)	7.61
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Benefits under our Deferred Compensation Plan will be paid out on the earlier of (i) the employee’s death or (ii) at the election of the employee (a) the date six months, 66 months, or 126 months following termination of employment (depending upon the employee’s properly made election), (b) in ten annual installments beginning in the seventh month following departure from the Company, or (c) in one lump sum (or four annual installments) on a specified date that is at least five years after the deferral year while the employee is still employed with the Company. Benefits may be paid out earlier in the event of an “Unforeseeable Financial Emergency” as determined by our Retirement Planning Committee (a committee of management designated by the Compensation Committee of the Board of Directors) in its sole discretion and in accordance with tax law requirements.

Name (a)	Executive Contributions in Last Fiscal Year ($)(1) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Mr. Naughton	1,117,946	—	4,072,677	—	27,506,051
Mr. O’Shea	—	—	—	—	—
Mr. Schall	—	—	—	—	—
Mr. Birenbaum	—	—	—	—	—
Mr. Breslin	—	—	60,391	—	385,286
(1)

All contributions in column (b) are also included as compensation to the Named Executive Officers in the Salary and/or Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

Potential Payments Upon Termination or Sale Event

The summaries below are qualified in their entirety by reference to the complete plans and agreements which have been included as exhibits to the Company’s SEC filings.

The Company is not party to employment agreements with any of the NEOs other than Mr. Schall.

Mr. Schall’s Employment Agreement

Mr. Schall joined AvalonBay in January 2021 as President, with an announced plan for him to transition to the role of Chief Executive Officer approximately one year later (which occurred on January 3, 2022). In connection with his hiring, the Company and Mr. Schall entered into an employment agreement with a term that expires, without notice, on the third anniversary of his start date.

During the term of the employment agreement, Mr. Schall is contractually entitled to various severance benefits in the event that his employment is terminated by the Company without “Cause” or by Mr. Schall for “Good Reason,” each as defined in Mr. Schall’s employment agreement.

In the event that Mr. Schall’s employment is terminated by the Company without Cause or by Mr. Schall for Good Reason during the term of his employment agreement but not in connection with or within two years following a “Sale Event,” as defined in the Company’s Officer Severance Plan, Mr. Schall will be entitled to various severance benefits, including (i) payment in cash of an amount representing his pro rata target annual cash bonus and target restricted stock bonus for the portion of the year worked (a “Pro Rata Bonus”), (ii) accelerated vesting of restricted stock and pro rata vesting of multiyear performance-based restricted stock unit awards that are more than one year into their three year performance cycle and that are earned based on actual performance at the end of the performance period (“Accelerated Vesting”), (iii) an amount of cash (“Severance Payment”) equal to two times the sum of Mr. Schall’s base salary and annual target cash bonus (“Covered Compensation”), and (iv) payment of Mr. Schall’s COBRA medical insurance premiums for six months (the “COBRA Subsidy”).

In the event of a termination without Cause or for Good Reason that occurs in connection with or within two years following a Sale Event that occurred before expiration of the employment agreement, the Severance Payment will be three times Mr. Schall’s Covered Compensation and the COBRA subsidy for medical insurance will be paid for eighteen months, and Mr. Schall will also be entitled to the Pro Rata Bonus and Accelerated Vesting (the terms of the Company’s performance awards provide for accelerated vesting upon the occurrence of a Sale Event with the target number of units earned).

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In the event Mr. Schall’s employment terminates due to death or Disability (as defined in the Company’s standard form of restricted stock agreement), Mr. Schall or his estate will be entitled to receive a Pro Rata Bonus, Accelerated Vesting and the COBRA Subsidy as described herein.

In all events, to qualify for the payments and benefits described above, Mr. Schall will be required to enter into an effective release agreement with the Company that provides, among other terms, for a full release of claims against the Company.

Mr. Schall has agreed that, for a period of two years following his departure from the Company for any reason before the expiration of the employment agreement, he will not, directly or indirectly, solicit the employees of the Company for employment at another organization. In addition, if Mr. Schall terminates his employment without Good Reason before the employment agreement expires, he will not serve in an executive, managerial, directorial or supervisory position with any “Competing Enterprise”, as defined in the employment agreement, for one year.

Officer Severance Plan for Sale Events

We adopted an Officer Severance Plan that provides for severance in the event of certain terminations of employment following a Sale Event (as defined therein). Under this program, in the event an officer’s employment is terminated by the Company (other than for cause or as a result of death or disability) in connection with or within 24 months of a Sale Event, such officer will generally receive a multiple of his Covered Compensation (defined as the sum of his annual base salary plus the officer’s current target annual cash bonus as of the termination date) depending on the officer’s title: for the Chief Executive Officer and President, the multiple is three times; for the Chief Financial Officer or an Executive Vice President, the multiple is two times; and for other officers the multiple is one times. The terminated officer would also receive (i) a cash payment representing the pro rata value of his annual bonus (cash and stock) for the portion of the year worked, valued at target, (ii) accelerated vesting of the officer’s unvested restricted stock and options, and (iii) payment of COBRA insurance premiums for up to 18 months.

Other Severance Arrangements

Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for vesting if a “sale event” with respect to the Company occurs and the participant’s employment or other business relationship with the Company terminates for good reason or without cause in connection with or within 24 months following the sale event (as each such term is defined therein).

In addition, upon death, disability, termination without cause, or the retirement of an employee (as defined in the award agreements under the Equity Incentive Plan), (a) all of such employee’s options shall automatically become fully exercisable and shall be exercisable for one year thereafter and (b) all of such employee’s restricted shares of stock shall automatically vest 30 days following the triggering event; provided, at the Company’s option, that a separation agreement is executed and effective during such 30-day period. Retirement of an employee, as defined in the award agreements under the Equity Incentive Plan, generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months (converted to years) of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee’s age on the date of termination (must be at least 50 years old). To qualify for retirement, the employee must also give six months’ prior written notice to the Company of the employee’s intention to retire and enter into a release and a two year non-solicitation and one year non-competition agreement.

Under this formula, Messrs. Naughton, O’Shea, Birenbaum, and Breslin are currently eligible for retirement.

Our multi-year performance awards under which restricted stock units are awarded and may be earned at the end of a performance period are not subject to the terms described above, but any shares of restricted stock granted in settlement of units once a performance period is complete are subject to these terms. Our current performance award agreements provide that, following one full year of employment during the performance period, a pro rata portion of the award will be paid at the end of the performance period based on actual achievement if there is a separation of employment due to death, disability, retirement, or a termination without cause. If a sale event occurs during a performance period, then all outstanding performance awards vest at their target number of units and stock is issued for such number of units. The executive will also receive a cash payment for the dividends that would have been payable on the underlying shares in proportion to the actual number shares earned.

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Severance Benefits

The tables below, together with the footnotes thereto and the additional information below, reflect the payments and benefits that the NEOs would receive in the event of their termination of employment with the Company on December 31, 2021, under the indicated circumstances. Where applicable, values are based on the Company’s closing common stock price on December 31, 2021, the final trading day of the fiscal year, of $252.59.

Timothy J. Naughton, Chairman, Chief Executive Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		9,000,000	(3)
Restricted Stock Vesting	—	11,897,999		11,897,999		11,897,999		11,897,999
Performance Awards Vesting	—	13,388,031	(4)	13,388,031	(4)	13,388,031	(4)	21,909,391	(5)
Vesting of Stock Options	—	5,046,759	(6)	5,046,759	(6)	—	(6)	5,046,759	(6)
Health Benefits	—	7,134	(7)	7,134	(7)	7,134	(7)	21,401	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	5,207,350	(9)	5,207,350	(9)	5,207,350	(9)	4,050,000	(10)

Kevin P. O’Shea, Chief Financial Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		2,700,000	(11)
Restricted Stock Vesting	—	3,627,445		3,627,445		3,627,445		3,627,445
Performance Awards Vesting	—	2,765,999	(4)	2,765,999	(4)	2,765,999	(4)	4,544,109	(5)
Vesting of Stock Options	—	1,009,323	(6)	1,009,323	(6)	—	(6)	1,009,323	(6)
Health Benefits	—	11,349	(7)	11,349	(7)	11,349	(7)	34,046	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	1,858,100	(9)	1,858,100	(9)	1,858,100	(9)	1,550,000	(10)

Benjamin W. Schall, President
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause or for Good Reason (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)	Termination Without Cause or for Good Reason (Related to a Sale Event) ($)
Severance (Cash)	—	5,000,000	(12)	—		—	7,500,000	(3)
Restricted Stock Vesting	—	6,994,470		6,994,470		—	6,994,470
Performance Awards Vesting	—	5,068,428	(4)	5,068,42	8(4)	—	10,588,207	(5)
Vesting of Stock Options	—	—		—		—	—
Health Benefits	—	11,349	(7)	11,349	(7)	—	34,046	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	2,750,000	(13)	2,750,000	(13)	—	2,750,000	(13)
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Matthew H. Birenbaum, Chief Investment Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		3,000,000	(11)
Restricted Stock Vesting	—	3,799,459		3,799,459		3,799,459		3,799,459
Performance Awards Vesting	—	3,118,606	(4)	3,118,606	(4)	3,118,606	(4)	5,119,373	(5)
Vesting of Stock Options	—	1,261,690	(6)	1,261,690	(6)	—	(6)	1,261,690	(6)
Health Benefits	—	11,349	(7)	11,349	(7)	11,349	(7)	34,046	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	2,605,680	(9)	2,605,680	(9)	2,605,680	(9)	1,800,000	(10)

Sean J. Breslin, Chief Operating Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)		Death or Disability ($)		Qualified Retirement(1) ($)		Termination Without Cause (Related to a Sale Event) ($)
Severance (Cash)	—	—	(2)	—		—		3,000,000	(11)
Restricted Stock Vesting	—	3,852,250		3,852,250		3,852,250		3,852,250
Performance Awards Vesting	—	3,118,606	(4)	3,118,606	(4)	3,118,606	(4)	5,119,373	(5)
Vesting of Stock Options	—	1,261,690	(6)	1,261,690	(6)	—	(6)	1,261,690	(6)
Health Benefits	—	11,349	(7)	11,349	(7)	11,349	(7)	34,046	(8)
Prorated Cash and Stock Bonus (at target for Sale Event, at actual for other scenarios)	—	2,273,040	(9)	2,273,040	(9)	2,273,040	(9)	1,800,000	(10)
(1)

Upon termination of any employee’s employment due to a qualified retirement as described above, in addition to the accelerated vesting of restricted stock (full) and performance awards (pro rata), the employee will receive their prorated annual bonus (cash and stock) paid in cash, six months of Company-paid COBRA premiums, and choice of retirement gift from an online catalog. Retirement benefits are available on the same terms to all associates. Mr. Schall does not meet the eligibility requirements for retirement on December 31, 2021. As such, estimated payments are not reported for him in the table above.

(2)

The Compensation Committee of the Board of Directors from time to time reviews and establishes severance guidelines in the case of a termination without cause of an executive officer. The guidelines do not constitute a contractual right of an executive and are subject to change without notice as business needs and practices evolve. The Company may require that certain conditions be met before providing severance to an executive, such as requiring the executive to execute a general release, to continue employment with the Company for a period of time, to provide ongoing cooperation on various matters, etc. As well, the severance amount suggested in the guideline may be decreased, or eliminated, on a case by case basis depending on the nature of the executive’s termination (e.g., reorganization, poor performance, etc.).

In the absence of a decrease in the current guideline amount, the guidelines suggest a cash severance payment of two times base salary plus target annual cash bonus in the case of Mr. Naughton ($6,000,000 as of December 31, 2021) and one and one-half times base plus target cash bonus in the case of the other named executive officers ($2,025,000, $2,250,000 and $2,250,000 for Messrs. O’Shea, Birenbaum and Breslin, respectively, as of December 31, 2021).

Outstanding equity awards would vest in accordance with their terms as is the case with other equity award participants who are terminated without cause. The executive officers would also receive six months of Company-paid COBRA medical insurance premiums, unless covered under another employer, and Company-paid outplacement services for up to 6-months of up to $5,000.

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(3)

In accordance with (i) the terms of the Company’s Officer Severance Plan (as adopted on September 9, 1999, and amended and restated on November 18, 2008, November 9, 2011, February 11, 2016, and February 24, 2021) for Mr. Naughton and (ii) the terms of Mr. Schall’s employment agreement dated December 4, 2020 for Mr. Schall, represents three times Covered Compensation (base salary and the current year target annual cash bonus) for Messrs. Naughton and Schall.

(4)

For 2019-2021 awards, value based on actual achievement, which includes a cash payment equal to the accrued dividends that would have been payable on such number of shares earned. For 2020-2022 and 2021-2023 awards, value assumes prorated vesting based on portion of the performance period completed and achievement assumed at target, as well as a cash payment equal to the accrued dividends that would have been payable on such number of shares earned.

(5)

Value based on full vesting of unvested performance awards at target, as well as a cash payment equal to the accrued dividends that would have been payable on such number of target shares.

(6)

The supplementary stock options granted on February 25, 2021 will vest in full on March 1, 2023. Before such date, the options automatically vest on the date of termination in the event of a termination without cause, death, disability, or a termination for Good Reason in connection with a sale event. If an optionee’s employment or other business relationship terminates for any other reason before the vesting date of March 1, 2023, the options are forfeited.

(7)

COBRA medical insurance premiums will be paid by the Company for six months in the event of a death, qualified disability or qualified retirement.

(8)

Reflects company-paid medical insurance premiums for up to 18 months, based on the executive’s healthcare elections as of December 31, 2021.

(9)

Zero cash and stock payment if terminated prior to April 1, 2021. Prorated target cash and stock bonus payment if terminated on or after April 1, 2021, but prior to December 31, 2021. If departure is close to the year-end, actual cash and stock bonus may be provided. Actual cash and stock bonus payments based on 2021 performance are included in this table.

(10)

In accordance with the Company’s Officer Severance Plan, represents the target annual cash bonus and the target stock bonus assuming termination at year-end.

(11)

In accordance with the terms of the Company’s Officer Severance Plan, represents two times Covered Compensation (base salary and the current year target annual cash bonus) for Messrs. O’Shea, Birenbaum, and Breslin.

(12)

In accordance with the terms of Mr. Schall's employment agreement dated December 4, 2020, represents two times Covered Compensation (base salary and the current year target annual cash bonus).

(13)

In accordance with the terms of Mr. Schall's employment agreement dated December 4, 2020, represents the target annual cash bonus and the target stock bonus assuming termination at year-end.

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Officers, Stock Ownership And Other Information

Executive and Senior Officers

The following biographical descriptions set forth information with respect to each of our executive officers. There is no family relationship between any director, nominee for director or executive officer of AvalonBay. Officers are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in our Bylaws.

The Board of Directors has determined that the officers listed below are executive officers of AvalonBay within the meaning of Rules 3b-7 and 16a-1(f) of the Exchange Act.

Timothy J. Naughton. Mr. Naughton’s biography is located on page 14 of this proxy statement.

Benjamin W. Schall. Mr. Schall’s biography is located on page 14 of this proxy statement.

Kevin P. O’Shea, 56, has been the Company’s Chief Financial Officer since June 2014. Prior to that he was Executive Vice President—Capital Markets from January 2013 to May 2014 and Senior Vice President—Investment Management from the time he joined the Company in July 2003 until January 2013. In addition to overseeing the Company’s Finance, Accounting and Risk Management groups, Mr. O’Shea’s responsibilities include management of the Company’s Corporate Responsibility group. Prior to joining the Company, Mr. O’Shea was an Executive Director at UBS Investment Bank, where his experience included real estate investment banking. Earlier in his career, Mr. O’Shea practiced commercial real estate and banking law as an attorney. Mr. O’Shea received his Master of Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College. Mr. O’Shea is a Trustee of Urban Edge Properties, a publicly traded REIT, a position he has held since 2014.

Matthew H. Birenbaum, 56, has been the Company’s Chief Investment Officer since January 2015. He is responsible for the Company’s investment strategy and oversees the Asset Management, Investments, Operations and Investment Services, Construction Support and Market Research functions as well as development on the West Coast and in the Denver area. Before assuming his current position, he was the Company’s Executive Vice President—Corporate Strategy, a position he held from October 2011 until January 2015. Prior to re-joining the Company in October 2011, Mr. Birenbaum was the founding principal of Abbey Road Property Group, LLC, a multifamily development and investment firm based in Arlington, Virginia since 2006 and before that a Senior Vice President at EYA. Prior to joining EYA in 2003, Mr. Birenbaum was a Regional Vice President of Development with the Company. Mr. Birenbaum received his Bachelor of Arts from Brown University, where he graduated Phi Beta Kappa, and his Master’s Degree from The Kellogg Graduate School of Management at Northwestern University, where he graduated with honors. He is a member of ULI, is certified LEED-AP, serves on the Board of the Arlington Partnership for Affordable Housing, and is a Trustee of the Federal City Council.

Sean J. Breslin, 55, is the Company’s Chief Operating Officer, a position he has held since January 2015, with responsibility for the Company’s operating platform, including Property Operations, Technology, Human Resources, Corporate Innovation, and Marketing and Brand Strategy. He was previously the Company’s Executive Vice President—Investments and Asset Management since April 2012. Mr. Breslin’s other roles with the Company have included Senior Vice President—Redevelopment and Asset Management and Senior Vice President—Investments. Prior to joining the Company in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners. He received his Bachelor’s Degree from California State University, Long Beach and his Master of Business Administration from the University of Texas. Mr. Breslin is a member of the Executive Committee of NMHC and is past Chair of ULI’s Multifamily Council. He is also a member of the Executive Committee of the Real Estate Finance & Investment Center at the University of Texas at Austin and a member of the Board of Directors of the American Red Cross.

Joanne M. Lockridge, 62, has served as the Company’s Executive Vice President – Capital Markets, since March 2021. Her prior roles included serving as the Company’s Senior Vice President of Finance and Assistant Treasurer since 2003 and, prior to that, various roles within the Company’s financial services group. Ms. Lockridge has been with the Company and its predecessors since 1989. She received her Master of Finance from Fairfield University and earned her undergraduate degree from St. Anselm College.

Edward M. Schulman, 59, has served as the Company’s Executive Vice President—General Counsel and Secretary since 2012. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company he was a corporate and securities law partner at Goodwin Procter LLP. Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors and was elected to Phi Beta Kappa.

Keri A. Shea, 52, has been the Company’s Senior Vice President—Finance and Treasurer since 2013, and since 2009 has also been designated as the Company’s principal accounting officer. Ms. Shea joined the Company in 2002 as Assistant Corporate Controller and was promoted to Corporate Controller in 2005 and Vice President in 2006. Prior to joining the Company, she served as the Corporate Controller for two start-up technology companies in the Washington, D.C. area. Prior to that, Ms. Shea was with Arthur Andersen LLP for eight years. She is a certified public accountant and has a B.B.A. in Accounting from the College of William & Mary.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of AvalonBay’s common stock, as of March 2, 2022, as to (i) each person or entity who is known by AvalonBay to have beneficially owned more than 5% of such common stock; (ii) each of AvalonBay’s directors and nominees; (iii) each of the Named Executive Officers; and (iv) all directors and executive officers as a group, based on representations of such officers and directors and filings through March 2, 2022, on Schedule 13G under the Exchange Act received by AvalonBay. All such information was provided by the stockholders listed and reflects their beneficial ownership known by AvalonBay. All percentages have been calculated as of March 2, 2022, and are based upon 139,818,394  shares of common stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Class (%)
Glyn F. Aeppel	8,653	(3)	*
Matthew H. Birenbaum	60,118		*
Sean J. Breslin	46,707		*
Terry Brown	10,296	(3)	*
Alan B. Buckelew	9,142		*
Ronald L. Havner, Jr.	10,945	(3)	*
Stephen P. Hills	4,132	(4)	*
Christopher B. Howard	641	(3)	*
Richard Lieb	4,793		*
Nnenna Lynch	934	(3)	*
Timothy J. Naughton	132,761		*
Kevin O’Shea	21,475		*
Benjamin W. Schall	28,844		*
Susan Swanezy	7,873	(3)	*
W. Edward Walter	15,703	(5)	*
All current directors, nominees and executive officers as a group (18 persons)	409,958	(6)	0.29
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	22,369,485	(7)	16.00
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	15,215,579	(8)	10.88
State Street Corporation, State Street Financial Center, 1 Lincoln Street, Boston, MA 02111	9,455,348	(9)	6.76
*

Less than one percent

(1)

The address for all directors and executive officers is AvalonBay Communities, Inc., 4040 Wilson Blvd, Suite 1000, Arlington, VA 22203.

(2)

Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(3)

Reflects shares issuable in the future under deferred stock awards in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(4)

Includes 3,622 shares issuable in the future under deferred stock awards granted to Mr. Hills in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(5)

Includes 9,357 shares issuable in the future under deferred stock awards granted to Mr. Walter in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(6)

Includes 52,321 shares issuable in the future under deferred stock awards.

(7)

The number of shares reported is based on a Schedule 13G/A filed on February 9, 2022, reporting beneficial ownership as of December 31, 2021. The schedule 13G/A indicates that the reporting entity holds shared voting power with respect to 357,604 shares, sole dispositive power with respect to 21,671,986 shares, and shared dispositive power with respect to 697,499 shares.

(8)

The number of shares reported is based on a Schedule 13G/A filed on February 7, 2022, reporting beneficial ownership as of December 31, 2021. The Schedule 13G/A indicates that the reporting person has sole voting power with respect to 13,030,445 shares and sole dispositive power with respect to 15,215,579 shares.

(9)

The number of shares reported is based on a Schedule 13G/A filed February 10, 2022, reporting beneficial ownership as of December 31, 2021. The schedule 13G indicates that the reporting entity holds shared voting power with respect to 7,673,202 shares and shared dispositive power with respect to 9,364,043 shares.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of copies of such reports and written representation that no other reports were required during the fiscal year ended December 31, 2021, all filing requirements applicable to the Insiders were timely satisfied other than one Form 4 report for each of (a) current Insiders Timothy J. Naughton, Kevin P. O’Shea, Matthew H. Birenbaum, Sean J. Breslin, Joanne M. Lockridge, Edward M. Schulman and Keri A. Shea and (b) the former Insider William M. McLaughlin reporting, in each case, the earning of shares under the 2018-2020 performance award. With the exception of the report filed by Ms. Lockridge, the Form 4 reports were erroneously filed on March 3, two business days after the March 1, 2021 issuance date of the shares to the officers, rather than two business days after the shares were approved for issuance on February 25, 2021. The Form 4 report for Ms. Lockridge was erroneously filed on March 4, 2021, and as a result also failed to timely report the withholding of common stock on March 1, 2021 to cover tax withholding obligations on the vesting of previously granted shares of restricted stock and the issuance of the earned shares under the 2018-2020 performance award.

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Proposal 3. Ratification of Selection of Independent Auditors

The Board recommends that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP (“EY”) as AvalonBay’s independent auditors for fiscal year 2022. If the selection of EY is not ratified, the Audit Committee anticipates that it will nevertheless engage EY as auditors for fiscal year 2022 but will consider whether it should select a different auditor for fiscal year 2023. If the selection of EY is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than EY for the 2022 audit.

Representatives of EY are expected to be present via audio at the Annual Meeting and will have the opportunity to make a statement if they wish and to respond to appropriate questions.

Required Vote and Recommendation

Only holders of record of AvalonBay’s common stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of Ernst & Young LLP as AvalonBay’s independent auditors for fiscal year 2022 unless contrary instructions are set forth on the enclosed proxy card. A majority of the total votes cast on the proposal at the Annual Meeting is required to ratify the selection of EY. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AVALONBAY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2022.

Report of the Audit Committee

The Audit Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), reviews the financial reporting process of the Company on behalf of the Board of Directors. Management has primary responsibility for this process, which includes the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the design, implementation and evaluation of the Company’s internal controls over financial reporting. The Company’s independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and evaluating the effectiveness of internal controls over financial reporting. In this context, during 2021 and 2022, the Audit Committee reviewed and discussed the audited financial statements and Ernst & Young LLP’s evaluation of the Company’s internal controls over financial reporting with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Auditing Standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from the independent auditors the written disclosures required by the PCAOB regarding the independent auditor’s independence, and the Audit Committee discussed with the independent auditors their independence from the Company and its management. Relying on the reviews, disclosures and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC, and the Board of Directors has approved this recommendation. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Submitted by the Audit Committee

Ronald L. Havner, Jr. (Chair)
Alan B. Buckelew
Christopher B. Howard
Richard J. Lieb
Nnenna Lynch

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Fiscal 2020 and 2021 Audit Fee Summary

During fiscal years 2020 and 2021, AvalonBay retained its principal independent auditors, Ernst & Young LLP, to provide services in the categories and for the approximate fee amounts shown below:

	2020	2021
Audit fees	$2,181,404	$2,247,924
Audit related fees(1)	$450,167	$437,858
Tax fees(2)	$651,233	$674,050
All other fees	$0	$0
(1)

Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits and accounting consultation.

(2)

Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.

The independent auditors and management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

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Other Matters

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be paid by AvalonBay. In addition to the solicitation of proxies by internet, AvalonBay directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. AvalonBay will also request individuals, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. AvalonBay will reimburse such holders for their reasonable expenses.

Stockholder Nominations for Directors and Proposals for Annual Meetings

Stockholder Proposals for our Proxy Statement

We must receive stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders by December 8, 2022. Any such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. Any such proposal and the supporting documentation should be mailed to: AvalonBay Communities, Inc., 4040 Wilson Boulevard, Suite 1000, Arlington, VA 22203, Attention: Corporate Secretary.

Proxy Access Director Nominations

In order for an eligible stockholder or group of stockholders to nominate a prospective director for election at the 2023 Annual Meeting of Stockholders pursuant to the proxy access provision of our Bylaws, we must receive notice of such nomination and all other supporting documentation required by the Bylaws within the time periods described below. In addition, our Bylaws require an eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating there are no updates or supplements) as of specified dates.

Matters to be Considered at Annual Meetings

In accordance with our Bylaws, for a stockholder to nominate a director or present a stockholder proposal at AvalonBay’s 2023 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, we must receive notice of such nomination or proposal within the time periods described below.

Time Periods and Address for Proxy Access and Other Stockholder Nominations and Proposals

In order to be eligible under the provisions of our Bylaws governing (A) proxy access director nominations and (B) other director nominations and proposed matters to be presented at an annual meeting, our Bylaws require that proper notice of such nomination(s) or business matters, together with all supporting documentation required by our Bylaws, be delivered to, or mailed and received at our principal executive office, which is currently AvalonBay Communities, Inc., 4040 Wilson Boulevard, Suite 1000, Arlington, VA 22203, Attention: Secretary, between November 8, 2022, and 5:00 p.m. Eastern Time on December 8, 2022. However, if the date of the 2023 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from May 19, 2023, such notice must be received (i) no earlier than the 150th day prior to the date of that meeting, and (ii) no later than 5:00 p.m. Eastern Time on the later of (x) the 120th day prior to the date of that meeting and (y) the 10th day following the day on which public announcement of the date of that meeting is first made. You may contact AvalonBay’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

To comply with the universal proxy rules (once effective) stockholders who intent to solicit proxies in suppport of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 20, 2023.

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Some Questions You May Have Regarding This Proxy Statement

Q. What is included in these proxy materials and why did I receive them?

A. The proxy materials for our 2022 Annual Meeting of Stockholders include the Notice of Annual Meeting and this Proxy Statement. If you received a paper copy of these materials, the package also includes a proxy card or voting instruction form. Our Annual Report to Stockholders for the year ended December 31, 2021, and our Form 10-K for the year ended December 31, 2021, are being made available concurrently with the proxy materials but are not a part of the proxy solicitation materials.

Your proxy is being solicited on behalf of AvalonBay’s Board of Directors. As a stockholder, you are invited to attend the Annual Meeting audio webcast and you are entitled and requested to vote on the proposals described in this Proxy Statement.

Q. Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

A. This year, we are again relying on an SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the proxy materials (a “Notice”) instead of a paper copy of the proxy materials. All stockholders who receive a Notice will have the ability to access the proxy materials electronically. The Notice explains how to request a paper copy of the proxy materials if you prefer that format.

Q. How can I access the proxy materials electronically?

A. This Proxy Statement, our Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2021, are available online at www.proxyvote.com. Instead of receiving a Notice or copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to those documents and the proxy voting site. You may sign up for electronic delivery by visiting www.proxyvote.com. Choosing to receive your future proxy materials online will save us the cost of printing and mailing documents to you and help conserve natural resources. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q. Who may vote at the Annual Meeting?

A. The Record Date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting is March 24, 2022. You may vote all the shares of AvalonBay common stock that you owned at the close of business on the Record Date. On the Record Date, there were 139,818,465 shares of AvalonBay common stock outstanding and entitled to vote at the Annual Meeting. You may cast one vote for each share of our common stock held by you on all matters.

Q. How do I listen to and attend the audio webcast of the Annual Meeting?

A. Due to the continued public health impact of the COVID-19 pandemic and to support the health and well-being of our employees, directors and stockholders, this year’s Annual Meeting will again be held entirely via a live audio webcast. You may attend the Annual Meeting only if you were a stockholder of record on the Record Date or if you hold a valid proxy for the Annual Meeting. Beneficial holders of our common stock whose proxy materials included instructions with a 16-digit control number may also attend the Annual Meeting.

You can attend the Annual Meeting and submit your questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVB2022 and entering the 16-digit control number included in your proxy card or the voting instruction form or notice you received from your bank or broker or any other stockholder of record. Stockholders of record also may vote their shares during the Annual Meeting at that URL.

Q. What if I have technical difficulties or trouble accessing the virtual meeting?

A. Technicians will be available to assist you with any technical difficulties you may have accessing the virtual audio webcast of the Annual Meeting or during the Annual Meeting. For assistance, please call the technical support telephone number that will be posted at www.virtualshareholdermeeting.com/AVB2022.

Q. What constitutes a quorum at the Annual Meeting?

A. The presence, in person or by proxy, of holders of a majority of the shares of AvalonBay common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present.

Q. What is a broker non-vote?

A. If you hold shares through a bank, broker or other institution, you are the “beneficial owner” of those shares, and you are entitled to tell the entity that is the record owner of your shares how to vote. With a few exceptions (like the ratification of the independent auditors), NYSE rules prohibit a bank, broker or other institution from voting the shares they hold without instructions from the beneficial owner. If you do not provide your voting instructions with respect to the election of directors or approval of our executive compensation, the entity that holds your shares will not be permitted to vote at the Annual Meeting on those matters. A “broker non-vote” refers to a share represented at the Annual Meeting held by a broker that has not received voting instructions from the beneficial owner or person entitled to vote such share on a matter for which the broker does not have discretionary voting power. Shares held for which there is a “broker non-vote” on a matter are considered represented at the meeting for purposes of establishing a quorum, if the broker has received direction, or has discretion, to vote on at least one matter.

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Q. What proposals will be voted on at the Annual Meeting and what does the Board recommend?

A. The following proposals will be presented to stockholders at the Annual Meeting:

	Voting options	Board recommendation	Vote required to adopt	Effect of abstentions	Broker discretionary voting allowed?
Elect 12 directors	FOR, AGAINST, or ABSTAIN for each nominee	FOR each nominee	A majority of the total votes cast as to each nominee	No effect	No
Adopt a resolution to approve, on a nonbinding, advisory basis, AvalonBay’s named executive officer compensation	FOR, AGAINST, or ABSTAIN	FOR	A majority of the total votes cast	No effect	No
Ratify the selection of Ernst & Young LLP as AvalonBay’s independent auditors for 2022	FOR, AGAINST, or ABSTAIN	FOR	A majority of the total votes cast	No effect	Yes

Q. How do I vote?

A. Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. Holders of record may vote by granting a proxy, and beneficial owners may vote by submitting voting instructions to a broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or, if you request printed copies of the proxy materials, by mail. Please refer to the instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

By Internet - If you have Internet access, you may authorize your proxy by following the “By Internet” instructions on the proxy card or, if applicable, the Internet voting instructions that may appear on the voting instruction card sent to you by your broker or nominee.

By Telephone - If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may appear on the voting instruction card sent to you by your broker or nominee.

By Mail - If you request printed copies of the proxy materials, you may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q. What if I change my mind after giving my proxy or voting instructions?

A. If you are a record holder of AvalonBay common stock, you may change your proxy instructions at any time before the vote at the Annual Meeting in one of three ways:

•

by granting a new properly executed and later-dated proxy using the same method you originally used to authorize your proxy

•

by filing a written revocation with the Secretary of AvalonBay at our address set forth below

•

by attending the Annual Meeting and voting in person

Attendance at the Annual Meeting without further action will not revoke your previously granted proxy.

If you are a beneficial owner of AvalonBay common stock, you may change your proxy instructions by submitting new voting instructions to your broker or nominee in the manner and within the time periods that entity prescribes.

Q. What if I return a proxy card but don’t fill it out completely?

A. If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted with respect to that item as follows (i) FOR the election of the nominees for director named in this Proxy Statement, (ii) FOR the non-binding, advisory resolution to approve the compensation of our named executive officers, and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for 2022. We do not anticipate that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

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Q. I live with other stockholders. Will we each get our own copy of the proxy materials?

A. If you and other residents at your mailing address own shares of AvalonBay common stock in street name through the same institution, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report, Notice of Annual Meeting and Proxy Statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send one copy of our proxy materials to your address for all residents that own shares of our common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Annual Report, Notice of Annual Meeting and Proxy Statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our Annual Report or Proxy Statement, please send your request to the Corporate Secretary at the address below, call us with your request at 703-329-6300, or visit the “Investor Relations” section of our website at www.avalonbay.com.

AvalonBay’s 2021 Annual Report to Stockholders and a copy of the Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, are being made available to stockholders concurrently with this Proxy Statement. The Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to our Annual Report on Form 10-K, and a copy of the Code of Business Conduct and Ethics, may be obtained free of charge by writing to our principal executive offices at the following address: AvalonBay Communities, Inc., 4040 Wilson Boulevard, Suite 1000, Arlington, VA 22203, Attention: Corporate Secretary or by accessing the “Investor Relations” section of our website (www.avalonbay.com).

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Appendix I

Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

December 31, 2021

This proxy statement contains certain non-GAAP financial measures and other terms. The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

EBITDA, EBITDAre and Core EBITDAre are considered by management to be supplemental measures of our financial performance. EBITDA is defined by the Company as net income or loss attributable to the Company before interest expense, income taxes, depreciation and amortization. EBITDAre is calculated by the Company in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), as EBITDA plus or minus losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property, with adjustments to reflect the Company’s share of EBITDAre of unconsolidated entities. Core EBITDAre is the Company’s EBITDAre as adjusted for non-core items outlined in the table below. By further adjusting for items that are not considered part of the Company’s core business operations, Core EBITDAre can help one compare the core operating and financial performance of the Company between periods. A reconciliation of EBITDA, EBITDAre and Core EBITDAre to net income is as follows (dollars in thousands):

Q4 2021
Net income	$335,298
Interest expense and loss on extinguishment of debt	55,911
Income tax expense	4,299
Depreciation expense	197,036
EBITDA	$592,544
Gain on sale of communities	(213,881)
Unconsolidated entity EBITDAre adjustments(1)	2,983
EBITDAre	$381,646
Unconsolidated entity gains, net	(5,814)
Casualty and impairment loss	2
Advocacy contributions	59
Executive transition compensation costs	411
Severance related costs	(73)
Development pursuit write-offs and expensed transaction costs, net of recoveries	788
Gain on for-sale condominiums	(1,059)
For-sale condominium marketing, operating and administrative costs	634
Gain on other real estate transactions, net	(95)
Legal settlements	39
Core EBITDAre	$376,538
(1) Includes joint venture interest, taxes, depreciation, gain on dispositions of depreciated real estate and impairment losses, if applicable, included in net income.
AvalonBay Communities	74
2022 PROXY STATEMENT

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Net Debt-to-Core EBITDAre is calculated by the Company as total debt (secured and unsecured notes and the Company’s variable rate unsecured credit facility) that is consolidated for financial reporting purposes, less consolidated cash and cash in escrow, divided by annualized fourth quarter 2021 Core EBITDAre. A calculation of Net Debt-to-Core EBITDAre at December 31, 2021 is as follows (dollars in thousands):

Total debt principal	$8,170,431
Cash and cash in escrow	(543,788)
Net debt	$7,626,643
Core EBITDAre	$376,538
Core EBITDAre, annualized	$1,506,152
Net Debt-to-Core EBITDAre	5.1 times

Unencumbered NOI is calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured notes payable as of December 31, 2021 as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indicationof the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the year ended December 31, 2021 is as follows (dollars in thousands):

Full Year 2021 NOI
Residential NOI:
Same Store	$1,370,282
Other Stablized	63,474
Development/Redevelopment	55,177
Total Residential NOI	1,488,933
Commercial NOI	25,745
NOI from real estate assets sold or held for sale	24,895
Total NOI generated by real estate assets	1,539,573
Less NOI on encumbered assets	(78,827)
NOI on Unencumbered assets	1,460,746

Unencumbered NOI	95%
AvalonBay Communities	75
2022 PROXY STATEMENT

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SCAN TO
VIEW MATERIALS & VOTE

Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the 2022 Annual Meeting of Stockholders.

YOU CAN AUTHORIZE A PROXY TO VOTE THESE SHARES TODAY IN ONE OF THREE WAYS:

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AVB2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you authorize a proxy to vote these shares by Internet or telephone you do NOT need to mail this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68353-P67621 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALONBAY COMMUNITIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. To elect the following twelve nominees for director to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualify:

Nominee	For	Against	Abstain
1a. Glyn F. Aeppel	☐	☐	☐
1b. Terry S. Brown	☐	☐	☐
1c. Alan B. Buckelew	☐	☐	☐
1d. Ronald L. Havner, Jr.	☐	☐	☐
1e. Stephen P. Hills	☐	☐	☐
1f. Christopher B. Howard	☐	☐	☐
1g. Richard J. Lieb	☐	☐	☐
1h. Nnenna Lynch	☐	☐	☐
1i. Timothy J. Naughton	☐	☐	☐
1j. Benjamin W. Schall	☐	☐	☐
1k. Susan Swanezy	☐	☐	☐
1l. W. Edward Walter	☐	☐	☐

Proposal	For	Against	Abstain
2. To adopt a resolution approving, on a non-binding advisory basis, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the proxy statement.	☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2022.	☐	☐	☐

In addition, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

If you authorize a proxy by mail, you must date, sign and return this card in order for these shares to be voted.

	Yes	No
Please indicate if you plan to sign into the virtual audio webcast of this meeting	☐	☐

Please sign exactly as your name appears on this card and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

D68354-P67621

AVALONBAY COMMUNITIES, INC.
2022 ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2022, 10:00 A.M. EASTERN DAYLIGHT TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), hereby appoints Timothy J. Naughton, Benjamin W. Schall and Kevin P. O'Shea, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held via virtual audio webcast at www.virtualshareholdermeeting.com/AVB2022 on May 19, 2022 at 10:00 a.m. Eastern Daylight Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE DURING THE ANNUAL MEETING.

SEE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

SEE REVERSE SIDE